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                                                                   EXHIBIT 10.31



                            MEZZANINE LOAN AGREEMENT

                            Dated as of May 13, 2002

                                 by and between

                       NUSSBAUM CENTENNIAL PARTNERS, L.P.,
                                       and
                   ASHWOOD AMERICAN PARTNERS MC DALLAS, L.P.,
                         both Texas limited partnerships
                             as (Mezzanine Borrower)
                                       and

                            MACK-CALI PROPERTY TRUST
                            a Maryland business trust
                              (as Mezzanine Lender)

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                                TABLE OF CONTENTS

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ARTICLE I             CERTAIN DEFINITIONS...............................................................1

         Section 1.1.          Definitions..............................................................1

ARTICLE II            GENERAL TERMS....................................................................15

         Section 2.1.          Amount of the Mezzanine Loan............................................15

         Section 2.2.          Use of Proceeds.........................................................15

         Section 2.3.          Security for the Mezzanine Loan.........................................15

         Section 2.4.          Mezzanine Borrower's Mezzanine Note.....................................15

         Section 2.5.          Principal and Interest Payments.........................................15

         Section 2.6.          Voluntary Prepayment....................................................17

         Section 2.7.          Application of Payments.................................................17

         Section 2.8.          Payment of Debt Service, Method and Place of Payment....................18

         Section 2.9.          Taxes...................................................................18

         Section 2.10.         Withholding.............................................................18

         Section 2.11.         Servicing Fee...........................................................18

ARTICLE III           CONDITIONS PRECEDENT AND THE ACCOUNTS............................................19

         Section 3.1.          Conditions Precedent to the Making of the Mezzanine Loan................19

         Section 3.2.          Form of Mezzanine Loan Documents and Related Matters....................21

         Section 3.3.          The Accounts............................................................21

         Section 3.5.          Substitute Cash Management Agreement....................................22

ARTICLE IV            REPRESENTATIONS AND WARRANTIES...................................................23

         Section 4.1.          Representations and Warranties of Mezzanine Borrower....................23

         Section 4.2.          Survival of Representations and Warranties..............................27

ARTICLE V             AFFIRMATIVE COVENANTS............................................................27

         Section 5.1.          Mezzanine Borrower Covenants............................................27

         Section 5.2.          Leases..................................................................37

         Section 5.3.          Insurance; Coverages....................................................37

         Section 5.4.          Condemnation and Eminent Domain.........................................40

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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VI            NEGATIVE COVENANTS...............................................................41

         Section 6.1.          Mezzanine Borrower Negative Covenants...................................41

ARTICLE VII           DEFAULTS.........................................................................44

         Section 7.1.          Event of Default........................................................44

         Section 7.2.          Remedies................................................................46

         Section 7.3.          Remedies Cumulative.....................................................47

         Section 7.4.          Mezzanine Lender's Right to Perform.....................................47

ARTICLE VIII          MISCELLANEOUS....................................................................47

         Section 8.1.          Survival................................................................47

         Section 8.2.          Mezzanine Lender's Discretion...........................................48

         Section 8.3.          Governing Law...........................................................48

         Section 8.4.          Modification, Waiver in Writing.........................................49

         Section 8.5.          Delay Not a Waiver......................................................49

         Section 8.6.          Notices.................................................................49

         Section 8.7.          TRIAL BY JURY...........................................................50

         Section 8.8.          Headings................................................................50

         Section 8.9.          Assignment..............................................................50

         Section 8.10.         Severability............................................................51

         Section 8.11.         Preferences.............................................................51

         Section 8.12.         Waiver of Notice........................................................51

         Section 8.13.         Remedies of Mezzanine Borrower..........................................51

         Section 8.14.         Full Recourse...........................................................51

         Section 8.15.         Limited Recourse; Additional Indemnity Obligation.......................51

         Section 8.16.         Exhibits Incorporated...................................................53

         Section 8.17.         Offsets, Counterclaims and Defenses.....................................54

         Section 8.18.         No Joint Venture or Partnership.........................................54

         Section 8.19.         Waiver of Marshalling of Assets Defense.................................54

         Section 8.20.         Waiver of Counterclaim..................................................54

         Section 8.21.         Conflict; Construction of Documents.....................................54

         Section 8.22.         Brokers and Financial Advisors..........................................54

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         Section 8.23.         Counterparts............................................................55

         Section 8.24.         Payment of Expenses.....................................................55

         Section 8.25.         Bankruptcy Waiver.......................................................55

         Section 8.26.         Entire Agreement........................................................56

         Section 8.27.         Dissemination of Information............................................56

         Section 8.28.         Limitation of Interest..................................................56

         Section 8.29.         Indemnification.........................................................57

         Section 8.30.         Mezzanine Borrower Acknowledgments......................................59

         Section 8.31.         Publicity...............................................................59

         Section 8.32.         Right to Exercise Remedies..............................................59

         Section 8.33.         Release.................................................................59

         Section 8.34.         Joint and Several Liability.............................................60

         Section 8.35.         Disputes................................................................60

EXHIBIT A      PERMITTED INDEBTEDNESS
EXHIBIT B      MAJOR LEASES
SCHEDULE I     List of Existing Limited Partners for Transfer Purposes
SCHEDULE II    Ownership Chart

                                      -iii-

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                            MEZZANINE LOAN AGREEMENT

          THIS MEZZANINE LOAN AGREEMENT, made as of the 13th day of May, 2002 is by and between MACK-CALI PROPERTY TRUST, a Maryland business trust, having an address at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("MEZZANINE LENDER"), NUSSBAUM CENTENNIAL PARTNERS, L.P., a Texas limited partnership, and ASHWOOD AMERICAN PARTNERS MC DALLAS, L.P., a Texas limited partnership, each with an office at 2001 Ross Avenue, Suite 3160, Dallas, Texas 75201 (individually and collectively, "MEZZANINE BORROWER").

                                    RECITALS

          WHEREAS, Mezzanine Borrower desires to obtain a loan (the "MEZZANINE LOAN") from Mezzanine Lender in the principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the "MEZZANINE LOAN AMOUNT");

          WHEREAS, Mezzanine Lender is willing to make the Mezzanine Loan on the condition that Mezzanine Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Mezzanine Loan;

          NOW, THEREFORE, in consideration of the making of the Mezzanine Loan by Mezzanine Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1.   DEFINITIONS. For all purposes of this Agreement:

          (a) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (b) all accounting terms have the meanings assigned to them in accordance with GAAP;

          (c) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision;

          (d) capitalized words used but not defined in this Agreement have the meaning given to such terms in the Mortgage Loan Documents; and

          (e)  the following terms have the following meanings:

          "ACCOUNTS" has the meaning set forth in Section 3.4.

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          "AFFILIATE" of any specified Person means (i) any affiliate of any such specified Person and (ii) any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

          "AGREEMENT" means this Mezzanine Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

          "ALLOCATED LOAN AMOUNT" initially means, with respect to the Landmark Property, $600,000.00; with respect to the Metroport Property, $1,900,000.00; with respect to the Monticello Property, $1,636,000.00; and with respect to the Republic Property, $864,000.00. Mezzanine Lender shall have the right at any time to reallocate a portion of the Mezzanine Loan to each Property in the event that the Mortgage Lender reallocates the Mortgage Loan.

          "APPROVED OPERATING BUDGET" has the meaning set forth in Section
5.1(j).

          "AWARDS" has the meaning set forth in Section 5.4.

          "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in New York are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

          "CHIEF FINANCIAL OFFICER" means the chief financial officer of Mezzanine Borrower.

          "CLAIM" has the meaning set forth in Section 8.29.

          "CLOSING DATE" means the date of this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "COLLATERAL" means, collectively, all property of any kind whatsoever of Mezzanine Borrower, including, without limitation, the collateral granted to Mezzanine Lender pursuant to the Equity Pledge Agreement, and any collateral described in any Mezzanine Loan Document, and all Proceeds and products of any of the foregoing, all whether now owned or hereafter acquired, and all other property in which Mezzanine Borrower may now or hereafter have an interest; provided, however, that unless and until an Event of Default shall have occurred, any cash or bank accounts of Mezzanine Borrower shall not constitute "Collateral".

          "COLLATERAL SECURITY INSTRUMENT" means any right, document or instrument given as security for the Mezzanine Loan, in each case as the same may hereafter from time to time be supplemented, amended, extended or modified by one or more written agreements supplemental thereto.

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          "CONTEST" has the meaning set forth in Section 8.15(c).

          "CONTINGENT OBLIGATION" means any obligation of Mezzanine Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of Mezzanine Borrower, whether or not contingent; (i) to purchase any such primary obligation, or any property constituting direct or indirect security therefor;
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner or obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner or obligee under such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that Mezzanine Borrower is required to perform thereunder) as determined by Mezzanine Lender in good faith.

          "CONTROL" has the meaning given in the definition of "Affiliate."

          "DEFAULT" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

          "DEFAULT RATE" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus five percent (5%).

          "DIFFERENTIAL" has the meaning given in Section 2.5(b).

          "DISPOSITION FEE" has the meaning given in the definition of Net Liquidation Proceeds.

          "ENTITY" means any Person.

          "EQUIPMENT" means any furniture, fixtures, equipment or other personal property located on the Property and owned by Mezzanine Borrower, Property Owner, or any Affiliate of either of them.

          "EQUITY INTERESTS" means, with respect to an Entity, (i) if such Entity is a general partnership or a limited partnership, the general and limited partnership interests in such Entity, as the case may be; or (ii) if such Entity is a limited liability company, membership interests (or shares) in such Entity; or (iii) if such Entity is a corporation, shares of capital stock in such Entity.

          "EQUITY PLEDGE AGREEMENT" means the Pledge and Security Agreement dated as of the Closing Date given by Mezzanine Borrower in favor of Mezzanine Lender, as the same may be hereafter modified, amended or supplemented from time to time.

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          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA AFFILIATE" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, of which Mezzanine Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(I 1) of ERISA and Section 412(c)
(I1) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Mezzanine Borrower is a member.

          "EVENT OF DEFAULT" has the meaning set forth in Section 7.1.

          "EXCESS NET OPERATING CASH FLOW" means, with respect to each Property, at any Payment Date, the total of: the Net Operating Cash Flow of such Property for the calendar month which ended on the last day of the calendar month immediately preceding such Payment Date, MINUS (a) the amount of reserves for such period specified to be maintained for such Property in the Approved Operating Budget or expressly required to be maintained under the Mortgage Loan Documents, and (b) an amount equal to 11% per annum of the Mezzanine Borrower's Allocated Equity Amount for such Property (not compounded) for such period; which total shall be DIVIDED by 3, and the quotient thereby produced shall be MULTIPLIED by 2.

          "EXPENSES" means, with respect to the Property for any given period, all expenses paid, accrued, or payable, as determined in accordance with GAAP during that period in connection with the operation of the Property, as provided for in the current Approved Operating Budget or expressly approved of in advance by Mezzanine Lender (including tenant improvement costs and leasing commissions approved in connection with Lease approvals granted by Mezzanine Lender). Notwithstanding the foregoing, Expenses shall not include (i) depreciation or amortization; (ii) interest, principal fees, costs and expense reimbursements of the Mezzanine Lender or the Mortgage Lender in administering the loans; (iii) any expenditure (including leasing and financing costs, leasing commissions, tenant concessions and improvements and replacement reserves) which is properly treatable as a capital item under GAAP other than those that are included in the Approved Operating Budget or otherwise are approved of by Mezzanine Lender; or
(iv) any expenditure that would otherwise constitute an Expense to the extent such item is funded from the Mortgage Loan Reserves, or from any reserve maintained under the Mezzanine Loan Documents.

          "FAMILY MEMBER" shall mean an individual's immediate family members (spouse, brothers and sisters (whether by the whole or half blood), and ancestors or lineal descendants by birth or adoption) and/or any (i) trusts for the benefit of any immediate family member, (ii) partnership in which an immediate family member is a general partner, (iii) limited partnership in which an immediate family member is a general partner, (iv) limited liability company in which an immediate family member is a managing member or (v) corporation in which an immediate family member is an officer, director, or controlling (as defined below) shareholder.

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          "FISCAL YEAR" means the 12-month period ending on December 31 of each year or such other fiscal year of Mezzanine Borrower as Mezzanine Borrower may select from time to time with the prior written consent of Mezzanine Lender, such consent not to be unreasonably withheld or delayed.

          "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

          "GOVERNMENTAL AUTHORITY" means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Mezzanine Borrower, Property Owner, Manager or the Property or any Person with jurisdiction over Mezzanine Borrower, Property Owner, Manager or the Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTOR" means the individual and collective reference to David Gruber, Paul Nussbaum, Grady Jordan, Jr., Alan J. Hirschfield, Harold W. Bird, II, and Steven H. Levin.

          "HAZARDOUS MATERIALS INDEMNIFICATION" means the Hazardous Materials Indemnification dated as of the Closing Date given by Mezzanine Borrower to Mezzanine Lender, as the same may be hereafter modified, amended or supplemented from time to time.

          "IMPOSITIONS" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments, ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of Mezzanine Borrower, Property Owner, the Collateral, and the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Mezzanine Borrower or Property Owner, (including, without limitation, all income, franchise, single business or other taxes imposed on Mezzanine Borrower or Property Owner, for the privilege of doing business in any jurisdiction) or Mezzanine Lender or (ii) the Property, or any other Collateral or any part thereof. Nothing contained in this Agreement shall be construed to require Mezzanine Borrower to pay (and Impositions shall not include) any tax, assessment, levy or charge imposed on Mezzanine Lender, in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

          "IMPROVEMENTS" means all improvements now or hereafter constituting a part of the Property.

          "INDEBTEDNESS" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with any of the other Mezzanine Loan Documents, and all other amounts, sums and expenses

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paid by or payable to Mezzanine Lender, which Mezzanine Borrower is obligated to pay hereunder or pursuant to the Mezzanine Note or any of the other Mezzanine Loan Documents.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8.29.

          "INDEPENDENT" means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Mezzanine Borrower, Property Owner or Manager or in any Affiliate of Mezzanine Borrower, Property Owner or Manager, (ii) is not connected with Mezzanine Borrower, Property Owner or Manager or any Affiliate of Mezzanine Borrower, Property Owner or Manager, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

          "INDEPENDENT DIRECTOR" means, with respect to a corporation, a duly appointed member of the board of directors of such corporation, reasonably satisfactory to Mezzanine Lender, who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director:
(i) a direct or indirect legal or beneficial owner of, or an officer, director, attorney, counsel, partner, member or employee of, such corporation (other than an Independent Director thereof) or any Affiliate thereof, (ii) a customer or creditor of, or supplier or contractor to, or other person who derives more than 10% of its purchases or revenues from its activities with such corporation or any Affiliate thereof, (iii) a person or other entity controlling, controlled by or under common control with any such direct or indirect legal or beneficial owner, officer, director, attorney, counsel, partner, member, employee, customer, creditor, contractor supplier or other Person, or (iv) a member of the immediate family of any such direct or indirect legal or beneficial owner, officer, director, attorney, counsel, partner, member, employee, customer, creditor, contractor, supplier or other person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities or a person or entity, whether through ownership of voting securities or other beneficial interest, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "INSIGNIA" means Insignia ESG, Inc.

          "INSTRUMENTS" means all instruments, chattel paper, documents or other writings obtained by Mezzanine Borrower evidencing a right to payment, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by Mezzanine Borrower or in which Mezzanine Borrower has or acquires an interest pertaining to the foregoing. In addition to the foregoing, "INSTRUMENTS" shall include the meaning given such term in the UCC.

          "INSURANCE" has the meaning set forth in Section 5.3.

          "INTERNAL TRANSFER CONDITIONS" shall mean that all of the following are satisfied with respect to any proposed Transfer:

          1. No Event of Default shall have occurred and be continuing under the Mezzanine Loan Documents;

          2. After taking into account any prior Permitted Transfers, whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in the proposed transferee, an Affiliate of such transferee and his/her Family Member owning (directly or indirectly) more than 49% of the interest in the Mezzanine Borrower;

          3. No such Transfer shall result in a change of control of Mezzanine Borrower or the day to day operations of the Property and at least 2 of David S. Gruber, Grady Jordan, Jr., Paul Nussbaum and Steven H. Levin shall continue to control Mezzanine Borrower and the day to day operations of the Property;

          4. Without limiting the foregoing, no such Transfer, either singly or in the aggregate with other Transfers, will result in a violation of the special purpose entity provisions of this Agreement or Property Owner's or Mezzanine Borrower's organizational documents;

          5. Mezzanine Borrower shall provide to Mezzanine Lender prior written notice of each such Transfer for the proposed transferee and a diagram showing the structure of the Mezzanine Borrower and all of its constituent entities after the contemplated transfer and a list of the names, types of interest and percentages of ownership of all owners of interests in the Mezzanine Borrower and its constituent entities after such Transfer; and

          6. Mezzanine Borrower shall pay all reasonable fees and costs in connection with the Transfer, including without limitation, Mezzanine Lender's reasonable attorneys' fees and costs, and the reasonable allocated costs and expenses of Mezzanine Lender's employees and overhead in connection with such Transfer.

          "INTEREST RATE" means a per annum interest rate equal to fifteen percent (15%).

          "LANDMARK PROPERTY" means the office building commonly known as Landmark Center, located at 150 Westpark, Euless, Texas.

          "LATE CHARGE" means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New Jersey.

          "LEASES" means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of the Property now in effect or hereafter entered into (including, without limitation, all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

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          "LEGAL REQUIREMENTS" means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Mezzanine Borrower, the Mezzanine Loan Documents, the Property, the Collateral or any part thereof, enacted or entered and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Mezzanine Borrower at any time in force affecting the Collateral or any part thereof.

          "LIEN" means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

          "LIQUIDATION EVENT" means (i) any sale, transfer or other disposition or liquidation of any property or asset of Mezzanine Borrower or Property Owner of any kind or any portion thereof, (ii) any sale, transfer or other disposition or liquidation of the Property or any portion thereof (including any foreclosure sale) or interest therein, (iii) any casualty to the Property or any property or asset of any kind or any portion thereof, (iv) any condemnation of the Property or any property or asset of any kind or any portion thereof or (v) any refinancing of the Property or any property or asset of Mezzanine Borrower or Property Owner of any kind or any refinancing of the Mortgage Loan approved of in advance by Mezzanine Lender. The disposition of worn out or obsolete personal property shall not constitute a "Liquidation Event" as long as such property is replaced with personal property having the same or comparable use and value as the property so replaced.

          "MAJOR LEASE" means any Lease described on EXHIBIT B attached hereto and made a part hereof, and any other Lease which either (a) is with an Affiliate of Mezzanine Borrower or Property Owner, (b) when taken together with all other Leases with the same tenant or its Affiliates, entered into without the approval of Mezzanine Lender (whether because no such approval was required hereunder or otherwise), such Leases demise 10,000 square feet or more of the net rentable square feet in the Property, (c) demises 10,000 square feet or more of the net rentable square feet in the Property (it being agreed that square footage which may in the future be demised to the Tenant under such Lease by reason of such Tenant exercising any right or option contained in such Lease shall be included in the calculation of the square footage demised under such Lease), or (d) demises less than 10,000 square feet of the net rentable square feet in the Property and is either not on the form lease (with appropriate blanks filled in and such immaterial changes as may be customary in Property Owner's business) which has been pre-approved by Mezzanine Lender or is not on market terms.

          "MANAGEMENT FEES" means the management fees payable to Manager for the management of the Property, not to exceed in any fiscal year 3% (if the Manager is not an Affiliate of Mezzanine Borrower) or 2 1/2% (if the Manager is Insignia or another Affiliate of Mezzanine Borrower) of the gross income of the Property for such fiscal year.

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          "MANAGER" means Mack-Cali Texas Management, L.P., a Texas limited partnership or any successor manager of the Property approved of by Mezzanine Lender.

          "MATERIAL ADVERSE CONDITION" means a condition or circumstance that results in or causes, or has a reasonable likelihood of resulting in or causing a material adverse effect (including, without limitation, as a result of a material default by a Tenant under a Major Lease or a material change in the financial condition of a Tenant under a Major Lease or of any guarantor thereof) upon (i) the business or the financial condition or results of operation of Mezzanine Borrower, Property Owner, or any Guarantor, (ii) the ability of Mezzanine Borrower or any Guarantor to make any payment under or to perform any or all of its obligations under this Agreement or any of the other Mezzanine Loan Documents, (iii) the legality, validity or enforceability of any of the Mezzanine Loan Documents or Mezzanine Lender's ability to enforce any of its rights under the Mezzanine Loan Documents, or (iv) the Lien and security interest of Mezzanine Lender or the value of the Collateral or the Property.

          "MATURITY DATE" means October ____, 2007 or such earlier date resulting from acceleration of the Indebtedness by Mezzanine Lender

          "MAXIMUM AMOUNT" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

          "METROPORT PROPERTY" means the office property commonly known as Metroport and located at 2300 Valley View Lane, Irving, Texas.

          "MEZZANINE BORROWER" has the meaning provided in the preamble to this Agreement.

          "MEZZANINE BORROWER'S ALLOCATED EQUITY AMOUNT" means, with respect to the Landmark Property, $600,000.00; with respect to the Metroport Property, $1,900,000.00; with respect to the Monticello Property, $1,636,000.00; and with respect to the Republic Property, $864,000.00.

          "MEZZANINE LENDER" has the meaning provided in the preamble to this Agreement.

          "MEZZANINE LOAN" has the meaning provided in the Recitals hereto.

          "MEZZANINE LOAN AMOUNT" has the meaning provided in the Recitals hereto.

          "MEZZANINE LOAN DOCUMENTS" means, collectively, this Agreement, the Mezzanine Note, the Equity Pledge Agreement, the Hazardous Materials Indemnification, the Recourse Guaranty, and all other agreements, instruments, certificates and documents executed or delivered by or on behalf of Mezzanine Borrower or any other Person to evidence or secure the Mezzanine Loan or otherwise in satisfaction of the requirements of this Agreement, or the other documents listed above, as each such agreement, instrument, certificate or document may be amended, supplemented or modified from time to time.

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          "MEZZANINE NOTE" means the promissory note made by Mezzanine Borrower to Mezzanine Lender pursuant to this Agreement, as such promissory note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

          "MONEY" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender.

          "MONTICELLO PROPERTY" means the office building commonly known as the Monticello Building, located at 3100 Monticello, Dallas, Texas.

          "MORTGAGE" means the collective reference to that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, given by Property Owner to Mortgage Lender in the principal amount of $14,900,000, encumbering the Republic Property and the Metroport Property, that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, in the principal amount of $9,000,000, encumbering the Monticello Property, and that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, in the principal amount of $3,3000,000, encumbering the Landmark Property, as each of the same may be amended, modified or supplemented from time to time.

          "MORTGAGE DEBT SERVICE" means for any period, principal, interest and all other sums that accrue or become due and payable under the Mortgage Loan Documents with respect to such period.

          "MORTGAGE LENDER" shall mean John Hancock Life Insurance Company

          "MORTGAGE LOAN" means the 3 loans in the aggregate original principal amount of $27,200,000, made by Mortgage Lender to Property Owner pursuant to the Mortgage Loan Documents.

          "MORTGAGE LOAN DOCUMENTS" means, collectively, the documents and instruments which govern, evidence, secure and guaranty the Mortgage Loan.

          "MORTGAGE LOAN RESERVES" means all reserves and escrow funds maintained under the Mortgage Loan Documents.

          "MULTIEMPLOYER PLAN" means a Multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by Mezzanine Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NET LIQUIDATION PROCEEDS" means, (x) with respect to any Liquidation Event relating to the Property, all amounts paid to or received by or on behalf of the Property Owner or Mezzanine Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, the amount of any award or payment in connection with any condemnation or taking by eminent domain, and the amount of any insurance proceeds paid in connection with any casualty loss, as applicable, other than, in the case of a casualty loss or condemnation award, amounts required or permitted by the terms of any of the Mortgage Loan Documents or this Agreement to be applied to the restoration or repair of the Property or to the repayment of the Mortgage Loan, LESS (i) in the case of a sale, other than a foreclosure sale pursuant to the Mortgage Loan, the reasonable, customary and actual costs and expenses of such sale (including, without limitation, reasonable attorney's fees and costs, brokerage commissions and a disposition fee in an amount not to exceed 0.50% of the gross proceeds of such sale, to be paid to the general partner of Property Owner ("DISPOSITION FEE")) as such costs shall be reasonably approved by the Mezzanine Lender, (ii) in the case of a foreclosure sale, such costs and expenses incurred by the Mortgage Lender under any of the Mortgage Loan Documents as the Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents or under applicable law, including, without limitation, fees payable to trustees, (iii) in the case of a casualty loss or condemnation, such costs and expenses of collection of the related insurance proceeds or condemnation award as such costs shall be approved by the Mortgage Lender pursuant to the terms of any of the Mortgage Loan Documents, or if the Mortgage Loan has been paid in full, by the Mezzanine Lender pursuant to the terms of this Agreement, and (iv) in the case of a refinancing of the Mortgage Loan, or the Property, all commercially reasonable costs and expenses of such refinancing (including, without limitation, commitment fees payable to the new lender); and (y) with respect to any Liquidation Event relating to any property other than the Property, including, without limitation, any Collateral, all amounts paid to or received by Mezzanine Borrower in connection with such Liquidation Event.

          "NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE" means, (i) with respect to any Liquidation Event relating to the Property, the Net Liquidation Proceeds with respect thereto other than any portion thereof applied to the payment of the amounts owed to Mortgage Lender under the terms of any Mortgage Loan Document; and (ii) with respect to any Liquidation Event relating to properties or assets of any kind other than the Property, including, without limitation, any Collateral, the Net Liquidation Proceeds with respect thereto.

          "NET OPERATING CASH FLOW" means Operating Cash Flow less all amounts due and payable under the Mortgage Loan Documents and the Mezzanine Loan Documents.

          "OPERATING CASH FLOW" means, for any calendar month, the amount, as determined by Mezzanine Lender in accordance with this Agreement, equal to the excess of (a) Receipts for such period MINUS (b) Expenses for such period, including amounts required during such period to fund structural replacement and leasing reserves in accordance with the Mortgage Loan Documents.

          "OTHER BORROWINGS" means, without duplication (but not including the Indebtedness, the Permitted Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all indebtedness of Mezzanine Borrower for borrowed money or for the deferred purchase price of property or services,
(ii) all indebtedness of Mezzanine Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Mezzanine Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Mezzanine Borrower secured by a Lien on any property owned by Mezzanine Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Mezzanine Borrower, and (vi) all payment obligations of Mezzanine Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

          "PAY RATE" means a per annum interest rate equal to eleven percent (11%).

          "PAYMENT BREACH" means the failure of Mezzanine Borrower to pay to Mezzanine Lender on any Payment Date the amount due and owing on such Payment Date pursuant to this Agreement.

          "PAYMENT DATE" means the fifth (5th) day of each calendar month during the Term of the Mezzanine Loan, and the Maturity Date; provided, however, that if the fifth (5th) day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next succeeding Business Day.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "PERMITTED INDEBTEDNESS" has the meaning set forth on EXHIBIT A hereto.

          "PERMITTED INVESTMENTS" shall have the meaning given to such term in the Mortgage Loan Documents.

          "PERMITTED TRANSFERS" means Transfers (i) to another limited partner in Mezzanine Borrower or general partner who is a limited partner or general partner in Mezzanine Borrower as of the date of this Agreement listed as a limited partner or general partner in the attached Schedule I, (ii) to a Family Member of the transferring limited partner or general partner, or (iii) to a conservator pursuant to court order upon disability of such transferring limited partner or general partner, provided, for each Transfer listed above, all of the Internal Transfer Conditions are satisfied prior to any such Transfers. Mezzanine Borrower shall provide Mezzanine Lender with thirty (30) days prior notice of all Permitted Transfers. Permitted Transfers shall include Permitted Indebtedness. Permitted Transfers shall specifically exclude Transfers of all or any portion of (x) the Property, except pursuant to Leases entered into in accordance with the provisions of this Agreement, or (y) interests in Property Owner.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "PLAN" means an employee benefit or other plan established or maintained by Mezzanine Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "PRINCIPAL INDEBTEDNESS" means the principal amount of the entire Mezzanine Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

          "PROCEEDS" means all of Mezzanine Borrower's "proceeds," as such term is defined in the UCC, and, to the extent not included in such definition, all proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance proceeds, condemnation proceeds and proceeds of proceeds), from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral.

          "PROPERTY" means the individual and collective reference to the Landmark Property, the Metroport Property, the Monticello Property and the Republic Property.

          "PROPERTY OWNER" means Brookview L.P., a Texas limited partnership whose sole general partner is Brookview Associates, LLC, a Texas limited liability company.

          "PURCHASE AGREEMENT" means the Agreement of Sale and Purchase, dated December 14, 2001, among Centennial Acquisition Company and Ashwood American Properties, Inc., both Texas corporations, as purchaser, and Mack-Cali Texas Property, L.P., a Texas limited partnership, as seller, as amended.

          "RECEIPTS" shall mean, with respect to the applicable periods set forth in this Agreement, all gross receipts, rents, revenues, income, fees, payments and consideration actually collected from any and all sources in any way, manner or respect relating to and/or arising from the Property including, without limitation, (a) gross fixed, minimum and guaranteed rentals or other sums paid by Tenants or other occupants, licensees or users of the Property to or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them, (b) percentage, overage, additional and similar rentals paid by Tenants or other occupants, licensees or users of the Property to or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them, (c) amounts paid by Tenants or other occupants, licensees or users of the Property to or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them, pursuant to escalation provisions in Leases or other agreements or on account of maintenance, operating and tax expenses for the Property or utility reimbursements, (d) fees or charges paid to or for the account of Mezzanine Borrower, Property Owner or any Affiliate of either of them, for (i) heating, ventilation and air conditioning, including condenser water, (ii) freight elevator service, (iii) lobby directory service, (iv) extra rubbish removal, (v) repairs and (vi) other non-standard services, (e) late charges and interest paid to or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them, pursuant to Leases and amounts paid to or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them, as a result of provisions in Leases permitting the landlord thereunder to receive or share in receipt from the subleasing of space demised under, or the assignment of, Leases, (f) payments made by any Tenant to or for the account of Mezzanine Borrower, Property Owner or any Affiliate of either of them, in consideration of, or with respect to, a Lease termination, modification and/or consent, (g) automobile parking fees and rentals, if any, other fees, charges or payments, whether or not denominated as rental, but paid to or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them for or in connection with the rental or occupancy of any portion of the Property, (h) proceeds of any insurance or condemnation (for a temporary taking to the extent compensation for lost rent) received by or for the account or benefit of Mezzanine Borrower, Property Owner or any Affiliate of either of them, (i) Tenants' security deposits to the extent they have been applied to payment of Tenants' obligations, (j) net proceeds (after deducting amounts paid or payable to Tenants) received by Mezzanine Borrower, Property Owner or any Affiliate of either of them, from refunds obtained as a result of pursuing available legal remedies in contesting the validity of any Imposition or as a result of a reduction of assessed valuation of the Property, (k) damages or settlement payments received by Mezzanine Borrower, Property Owner or any Affiliate of either of them, paid by third parties in connection with the Property (other than in respect of personal injury claims), (l) income, rentals and receipts derived from any ancillary businesses, licenses and concessions at the Property, received by Mezzanine Borrower, Property Owner or any Affiliate of either of them, (m) refunds received by Mezzanine Borrower, Property Owner or any Affiliate of either of them, of insurance premiums or any other item which would constitute an Expense if paid by Mezzanine Borrower, (n) any sums paid to Mezzanine Borrower by the counterparty to any Interest Rate Cap Agreement or similar hedging agreement entered into by Mezzanine Borrower in connection with the Mezzanine Loan and (o) all other amounts payable to Mezzanine Borrower or Property Owner or any Affiliate of either of them during such period in respect of items which, in accordance with GAAP, would be included in such Person's Financial Statements for such period as operating income of the Property and which are reasonably expected to be regularly recurring following the calculation date. Fees payable to Insignia under a Management Agreement shall not constitute "Receipts" for the purposes of this Agreement.

          "RECOURSE GUARANTY" means the Guaranty of Recourse Obligations entered into by the Guarantor in favor of Mezzanine Lender, as the same may hereafter be modified, amended or supplemented from time to time.

          "RECOURSE OBLIGATIONS" has the meaning set forth in Section 8.15(b).

          "RELATED PARTY" has the meaning set forth in Section 8.15(a).

          "REPUBLIC PROPERTY" means that certain office building commonly known as Republic Place and located at 555 Republic Drive, Plano, Texas.

          "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" has the meaning set forth in Section 5.1(o).

          "SUBSIDIARY" of any Person means any corporation, partnership, limited liability company or other entity in which such Person holds an equity interest constituting more than 10% of the equity classes issued by such entity.

          "TENANT" means any permitted occupant, tenant, subtenant or licensee of the Property.

          "TERM" means the period from and after the Closing Date to and including the first to occur of the Maturity Date or the date the Indebtedness is paid in full.

          "TRANSACTION COSTS" means all fees, costs, expenses and disbursements paid or payable by Mezzanine Borrower relating to the Transactions, including, without limitation, all fees, costs, expenses and disbursements described in
Section 8.24.

          "TRANSACTIONS" means the transactions contemplated by the Mezzanine Loan Documents.

          "TRANSFER" means any assignment, conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profits interest) in Mezzanine Borrower or Property Owner) sale, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or other disposition, including without limitation the creation of any Lien, whether by law or otherwise, of, on, in or affecting any Collateral, Mezzanine Borrower, Property Owner or the Property, other than a Permitted Transfer.

          "UCC" means, the Uniform Commercial Code as in effect from time to time in the State of New Jersey and, to the extent applicable, in each other jurisdiction.

                                   ARTICLE II

                                  GENERAL TERMS

          Section 2.1. AMOUNT OF THE MEZZANINE LOAN. Mezzanine Lender shall lend to Mezzanine Borrower a total aggregate amount equal to the Mezzanine Loan Amount.

          Section 2.2. USE OF PROCEEDS. Proceeds of the Mezzanine Loan shall be used to pay a portion of the purchase price for the Property under the Purchase Agreement.

          Section 2.3. SECURITY FOR THE MEZZANINE LOAN. The Mezzanine Note and Mezzanine Borrower's obligations hereunder and under the other Mezzanine Loan Documents shall be secured by the Mezzanine Loan Documents.

          Section 2.4. MEZZANINE BORROWER'S MEZZANINE NOTE. Mezzanine Borrower's obligation to pay the principal of and interest on the Mezzanine Loan (including Late Charges and Default Rate interest), shall be evidenced by this Agreement and by the Mezzanine Note, duly executed and delivered by Mezzanine Borrower. The Mezzanine Note shall be payable as to principal, interest, Late Charges and Default Rate interest, as specified in this Agreement, with a final maturity on the Maturity Date. Mezzanine Borrower shall pay all outstanding Indebtedness on the Maturity Date.

          Section 2.5.   PRINCIPAL AND INTEREST PAYMENTS.

          (a) ACCRUAL OF INTEREST. Interest shall accrue on the outstanding principal balance of the Mezzanine Note and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents at the Interest Rate.

          (b) PAYMENT OF PRINCIPAL AND INTEREST. On each Payment Date during the term of this Agreement, (i) Mezzanine Borrower shall pay to the Mezzanine Lender interest, calculated at the Pay Rate, on the outstanding principal balance of the Mezzanine Note and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents, and (ii) an amount equal to the excess of the amount of interest accrued at the Interest Rate over the amount of interest paid on such Payment Date (the "DIFFERENTIAL") shall be added to and constitute part of the Indebtedness (but interest shall not accrue and be payable on the Differential, unless the Differential is not paid when due under the terms of this Agreement. In the event that the Differential or any portion thereof shall not be paid when due, interest on such amount not paid when due shall accrue and be payable at the Default Rate).

          (c)  PAYMENT OF LIQUIDATION PROCEEDS.

               (i) Upon the receipt of any Net Liquidation Proceeds by Mezzanine Borrower, Property Owner or any of their respective Affiliates, Mezzanine Borrower shall be required, on the date of such receipt, to apply the related Net Liquidation Proceeds After Debt Service to the prepayment of principal on the Mezzanine Note, together with accrued interest at the Pay Rate through and including the date of such payment, and all other amounts then due and payable on the Mezzanine Note; provided, however, that with respect to a Liquidation Event which is a sale or refinancing of a Property, the provisions of Section 2.5(c)(ii) shall govern. Mezzanine Borrower shall notify the Mezzanine Lender of any Liquidation Event not later than one (1) Business Day following the first date on which Mezzanine Borrower has knowledge of any Liquidation Event.

               (ii) Upon the receipt by the Mezzanine Borrower, Property Owner or any of their respective Affiliates of any Net Liquidation Proceeds from a sale or refinancing of a Property, Mezzanine Borrower shall be required, on the date of such receipt, to apply the related Net Liquidation Proceeds After Debt Service as follows:

               FIRST, to the prepayment of an amount of the Principal Balance equal to 110% of the Allocated Loan Amount for the Property ("SOLD PROPERTY") whose sale or refinancing generated such Net Liquidation Proceeds, which prepayment shall be applied first, to reduce the Allocated Loan Amount for the Sold Property to zero and then, to the extent of any excess proceeds of such 110% of such Allocated Loan Amount, to the prepayment of all or a portion of the remaining Principal Balance, which prepayment shall reduce the Allocated Loan Amount for each remaining Property on a PRO RATA basis;

               SECOND, to extent of any excess proceeds, to the Differential accrued with respect to the Allocated Loan Amount for the Sold Property, plus all accrued but unpaid interest calculated at the Pay Rate with respect to such Allocated Loan Amount; and

               FINALLY, to the extent of any excess proceeds, and after deducting an amount equal to Mezzanine Borrower's Allocated Equity Amount for the Sold Property plus (to the extent not theretofore received by Mezzanine Borrower) 11% per annum thereon (calculated from the Closing Date through and including the date of such prepayment, without compounding), to the repayment to Mezzanine Lender of an amount equal to the entire unpaid Indebtedness.

               (iii) Notwithstanding any provisions of this Agreement to the contrary, but subject to Section 2.5(c)(iv), in no event shall any Transfer of any Property be permitted, and any such Transfer shall constitute an immediate Event of Default, unless the Net Liquidation Proceeds After Debt Service shall be sufficient to fully pay all amounts required to be paid pursuant to clauses FIRST and SECOND of Section 2.5(c)(ii); PROVIDED, HOWEVER, that no such Event of Default shall occur if Mezzanine Borrower pays the amount of any such insufficiency from equity funds.

               (iv) The provisions of Section 2.5(c)(iii) shall not apply to a refinancing of the Mortgage Loan during the 12-month period immediately preceding the final maturity date thereof.

          (d) PAYMENT DATES. All payments and accruals required to be made pursuant to subsections (a) and (b) above shall be made beginning on the first Payment Date immediately following the Closing Date.

          (e) PREPAYMENT FROM EXCESS NET OPERATING CASH FLOW. Mezzanine Borrower shall prepay to Mezzanine Lender, on each Payment Date the Excess Net Operating Cash Flow from each Property received by Mezzanine Borrower, which payment shall be applied first, to accrued but unpaid interest at the Pay Rate and then to the Principal Balance and all other sums unpaid with respect to the Indebtedness. Any such payment shall have the effect of reducing, FIRST, on a PRO RATA basis, the Allocated Loan Amount of each Property, and SECOND, on a PRO RATA basis, the accrued Differential for each Property.

          (f) CALCULATION OF INTEREST. Interest in arrears shall accrue and become payable on the outstanding Principal Indebtedness and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents commencing upon the Closing Date. Interest shall be computed on the actual number of days elapsed in each year over a 360 day year.

          (g) DEFAULT RATE INTEREST. If an Event of Default has occurred and is continuing the entire unpaid amount outstanding hereunder and under the Mezzanine Note will bear interest at the Default Rate.

          (h) LATE CHARGE. If Mezzanine Borrower fails to make any payment of any sums due under the Mezzanine Loan Documents after receipt of notice that the same is due (other than the principal balance on the Maturity Date), Mezzanine Borrower shall pay a Late Charge (provided, once each calendar year, Mezzanine Borrower shall be entitled to a single waiver of the Late Charge for a payment which is not more than 3 days past due).

          (i) MATURITY DATE. On the Maturity Date, Mezzanine Borrower shall pay to Mezzanine Lender all amounts owing under the Mezzanine Loan Documents, including without limitation, interest, principal, Late Charges and Default Rate interest.

          Section 2.6. VOLUNTARY PREPAYMENT. Mezzanine Borrower shall have the right, on thirty (30) days notice to Mezzanine Lender, at any time to prepay all or any portion of the principal balance of the Mezzanine Loan without premium or penalty, provided each such payment shall be in an amount at least equal to the lesser of (x) the outstanding amount of the Indebtedness and (y) $500,000.00.

          Section 2.7.   APPLICATION OF PAYMENTS.

          Except while an Event of Default exists, all proceeds of any repayment, including prepayments, of the Mezzanine Loan shall be applied to pay:
FIRST, any costs and expenses of Mezzanine Lender required to be reimbursed under the terms of the Mezzanine Loan Documents, including, without limitation, the Mezzanine Lender's commercially reasonable attorneys' fees and costs, (i) arising as a result of such repayment or (ii) expended by Mezzanine Lender to protect, preserve, foreclose, or realize upon, or take any other action with respect to the Collateral; SECOND, accrued and unpaid interest at the Pay Rate; THIRD, to the Principal Indebtedness; and FOURTH, any other amounts then due and owing under the Mezzanine Loan Documents, including without limitation the Differential accrued on the amount of Principal Indebtedness so repaid. Upon a prepayment of all or any portion of the Principal Indebtedness, absent the existence of an Event of Default, the Allocated Loan Amounts shall be reduced on a PRO RATA basis to the extent of such repayment. After the occurrence and during the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral shall be applied in such order and in such manner as Mezzanine Lender shall elect in Mezzanine Lender's discretion.

          Section 2.8.   PAYMENT OF DEBT SERVICE, METHOD AND PLACE OF PAYMENT.

          (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Mezzanine Note shall be made to Mezzanine Lender not later than 11:00 A.M., New York time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Mezzanine Borrower by Mezzanine Lender in writing, and any funds received by Mezzanine Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

          (b) All payments made by Mezzanine Borrower hereunder or by Mezzanine Borrower under the other Mezzanine Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

          Section 2.9. TAXES. All payments made by Mezzanine Borrower under this Agreement and under the other Mezzanine Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

          Section 2.10. WITHHOLDING. Mezzanine Borrower shall not be entitled to withhold any portion of payments due under this Agreement and the other Mezzanine Loan Documents for payment of, or application against, United States Federal income tax obligations of Mezzanine Lender, so long as Mezzanine Lender provides to Mezzanine Borrower a "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding" (U.S. Department of Treasury Form W-8BEN), reflecting that Mezzanine Lender is exempt from withholding.

          Section 2.11. SERVICING FEE. Mezzanine Borrower shall pay to Mezzanine Lender a servicing fee equal to the actual, unrelated and unaffiliated third party credit administration and servicing fees incurred by Mezzanine Lender in connection with the Mezzanine Loan, which servicing fee shall be payable monthly in arrears and shall not exceed an amount that is normal and customary for servicing fees on mezzanine loans.

                                   ARTICLE III

                      CONDITIONS PRECEDENT AND THE ACCOUNTS

          Section 3.1.   CONDITIONS PRECEDENT TO THE MAKING OF THE MEZZANINE
LOAN.

          (a) As a condition precedent to the making of the Mezzanine Loan, Mezzanine Borrower shall have satisfied the following conditions (unless waived by Mezzanine Lender in accordance with Section 8.4) on or before the Closing
Date:

               (1)  Mezzanine Loan Documents:

               (A) MORTGAGE LOAN. All of the conditions precedent to the making of the Mortgage Loan shall have been satisfied or waived by Mezzanine Lender (any such waiver being in Mezzanine Lender's sole and absolute discretion). The form and substance of the Mortgage Loan Documents shall be satisfactory to Mezzanine Lender in all respects. The Mortgage Lender shall have executed and delivered an intercreditor agreement and such other loan coordination agreements as shall be, in each case, in form and substance satisfactory to Mezzanine Lender.

               (B) MEZZANINE LOAN AGREEMENT. Mezzanine Borrower shall have executed and delivered this Agreement to Mezzanine Lender.

               (C) MEZZANINE NOTE. Mezzanine Borrower shall have executed and delivered to Mezzanine Lender the Mezzanine Note.

               (D) EQUITY PLEDGE AGREEMENT. Mezzanine Borrower shall have executed and delivered to Mezzanine Lender an Equity Pledge Agreement covering Mezzanine Borrower's 100% equity interest in the Property Owner, in form and substance satisfactory to Mezzanine Lender.

               (E) GUARANTY. Mezzanine Borrower shall have caused the Guarantor to have executed and delivered to Mezzanine Lender the Recourse Guaranty.

               (F) MANAGER'S CONSENT. Mezzanine Borrower shall have caused the Manager to have executed and delivered to Mezzanine Lender a Manager's Consent and Subordination of Management Agreement in form and substance satisfactory to Mezzanine Lender. If the Manager at the time of Closing is an Affiliate of Mezzanine Lender, then this condition shall be waived by Mezzanine Lender.

               (G) FINANCING STATEMENTS. Mezzanine Borrower shall have executed and delivered to Mezzanine Lender all financing statements required by Mezzanine Lender and such financing statements shall have been filed in the appropriate filing offices in each jurisdiction necessary to perfect Mezzanine Lender's first priority security interest in the Collateral.

               (H) HAZARDOUS MATERIALS INDEMNIFICATION. Mezzanine Borrower shall have executed and delivered to Mezzanine Lender the Hazardous Materials Indemnification.

               (2) OPINIONS OF COUNSEL. Mezzanine Lender shall have received from counsel satisfactory to Mezzanine Lender, legal opinions addressed to Mezzanine Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to Mezzanine Lender and its counsel. Mezzanine Borrower hereby instructs counsel to deliver to Mezzanine Lender such opinions addressed to Mezzanine Lender.

               (3) LIEN SEARCH REPORTS. Mezzanine Lender shall have received satisfactory reports of UCC, federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Mezzanine Lender. Such searches shall have been received in relation to Mezzanine Borrower, each general partner of Mezzanine Borrower, Property Owner, the general partner of Property Owner, and Guarantor. Such searches shall have been conducted in each of the locations designated by Mezzanine Lender in Mezzanine Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

               (4) CERTIFICATES. Mezzanine Lender shall have received certified copies of the Articles of Organization and Limited Liability Operating Agreements of each of Mezzanine Borrower, each general partner of Mezzanine Borrower, Property Owner and the general partner of Property Owner, certified by the Secretary of State of the appropriate States or by an executive officer of the managing member of each such Entity, as applicable, to be true, correct and complete copies of the specified documents.

               (5) CONSENTS, LICENSES, APPROVALS. Mezzanine Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Mezzanine Borrower under, and the validity and enforceability of, the Mezzanine Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

               (6) ADDITIONAL MATTERS. Mezzanine Lender shall have received such other Permits, certificates, opinions, documents and instruments relating to the Mezzanine Loan as may be reasonably required by Mezzanine Lender and all other documents and all legal matters in connection with the Mezzanine Loan shall be reasonably satisfactory in form and substance to Mezzanine Lender.

               (7) REPRESENTATIONS AND WARRANTIES. The representations and warranties herein and in the other Mezzanine Loan Documents shall be true and correct in all material respects.

               (8) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the judgment of Mezzanine Lender would enjoin, prohibit or restrain, the making or repayment of the Mezzanine Loan or the consummation of the Transactions.

          (b) Mezzanine Lender shall not make the Mezzanine Loan unless and until each of the applicable conditions precedent set forth in this Article III is satisfied and until Mezzanine Borrower provides any other information reasonably required by Mezzanine Lender.

          (c) In connection with the Mezzanine Loan, Mezzanine Borrower shall execute and deliver or cause to be executed and delivered to Mezzanine Lender all additions, amendments, modifications and supplements to the items set forth in this Article III, including, without limitation, amendments, modifications and supplements to the Mezzanine Note, the Equity Pledge Agreement and the other Mezzanine Loan Documents, if reasonably requested by Mezzanine Lender to effectuate the provisions hereof, and to provide Mezzanine Lender with the full benefit of the security intended to be provided under the Mezzanine Loan Documents. Such additions, amendments, modifications and supplements shall not increase the obligations or decrease the rights of the Mezzanine Borrower under this Agreement or the other Mezzanine Loan Documents. Without in any way limiting the foregoing, such additions, modifications and supplements shall include those deemed necessary by Mezzanine Lender's counsel in the jurisdiction in which the Property is located.

          (d) The making of the Mezzanine Loan shall constitute, without the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Mezzanine Borrower to Mezzanine Lender that, to the best of Mezzanine Borrower's knowledge, all of the applicable conditions to be satisfied in connection with the making of the Mezzanine Loan have been satisfied (unless waived by Mezzanine Lender in accordance with Section 8.4), and that all of the representations and warranties of Mezzanine Borrower set forth in the Mezzanine Loan Documents are true and correct in all material respects as of the date of the making of the Mezzanine Loan.

          Section 3.2. FORM OF MEZZANINE LOAN DOCUMENTS AND RELATED MATTERS. The Mezzanine Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Mezzanine Lender, and shall be in form and substance reasonably satisfactory to Mezzanine Lender.

          Section 3.3.   THE ACCOUNTS.

          (a) On or before the Closing Date Mezzanine Borrower shall cause Property Owner to establish the Mortgage Loan Reserves and to deposit on the Closing Date and thereafter from time to time such amounts into such accounts as required pursuant to the terms of the Mortgage Loan Documents. Mezzanine Borrower shall not permit the Property Owner to increase, in scope or in amount, the reserves to be held under the Mortgage Loan Documents, except as required under the terms of the Mortgage Loan Documents.

          (b) Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason, Property Owner is no longer maintaining any of the Mortgage Loan Reserves in accordance with the terms of the Mortgage Loan Documents, (i) Mezzanine Borrower shall be required immediately to establish and maintain with Mezzanine Lender and for the benefit of Mezzanine Lender reserves in replacement and substitution thereof, which substitute reserves shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents with respect to the Mortgage Loan Reserve(s) being replaced, it being the intent of the Mezzanine Lender and the Mezzanine Borrower that such substitute reserves replicate in purpose and function the Mortgage Loan Reserve(s) no longer held by the Mortgage Lender, and
(ii) Mezzanine Borrower shall or shall cause Property Owner to remit to Mezzanine Lender any funds from Mortgage Loan Reserves that were remaining in such reserves at the time of the termination of such reserves for the purpose of funding the equivalent substitute reserves. Mezzanine Borrower hereby pledges, assigns and grants a continuing security interest to Mezzanine Lender, as security for payment of all sums due under the Mezzanine Loan and the performance of all other terms, conditions and provisions of the Mezzanine Loan Documents and this Agreement on Mezzanine Borrower's part to be paid and performed, of all Mezzanine Borrower's right, title and interest in and to such substitute reserves and the accounts in which the same may be held and agrees that Mezzanine Borrower shall not, without obtaining the prior written consent of Mezzanine Lender, further pledge, assign or grant any security interest in any such replacement reserves or account in which the same may be held, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Mezzanine Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.

          Section 3.4.   Intentionally Deleted.

          Section 3.5.   SUBSTITUTE CASH MANAGEMENT AGREEMENT.

          If an Event of Default shall occur, then subject to the terms of the Mortgage Loan Documents, Mezzanine Borrower shall enter into a cash management agreement and related lockbox agreements in form and substance as required by Mezzanine Lender, with such depository institution as Mezzanine Lender shall direct, such agreements shall provide that all Operating Receipts shall be deposited directly into an account for disbursement in accordance with priorities to be established by Mezzanine Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1.   REPRESENTATIONS AND WARRANTIES OF MEZZANINE BORROWER.

          (a) ORGANIZATION. Each Mezzanine Borrower (i) is a duly organized and validly existing limited partnership in good standing under the laws of the State of Texas, (ii) is duly qualified as a foreign limited partnership in each jurisdiction in which the nature or location of its business, its assets, the Property or any of the Collateral makes such qualification necessary or desirable (iii) has the requisite limited partnership power and authority to carry on its business as now being conducted, and (iv) has the requisite limited partnership power to execute and deliver, and perform its obligations under, the Mezzanine Loan Documents.

          (b) AUTHORIZATION. The execution and delivery by Mezzanine Borrower of the Mezzanine Loan Documents, Mezzanine Borrower's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Mezzanine Loan Documents (i) have been duly authorized by all requisite limited partnership action on the part of Mezzanine Borrower, (ii) will not violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, any organizational document of Mezzanine Borrower or any indenture or agreement or other instrument to which Mezzanine Borrower is a party or by which Mezzanine Borrower is bound, (iii) do not and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a material default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Mezzanine Borrower pursuant to, any indenture or agreement or instrument, and (iv) have been duly executed and delivered by Mezzanine Borrower. Except for those obtained or filed on or prior to the Closing Date, Mezzanine Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Mezzanine Loan Documents. The Mezzanine Loan Documents to which Mezzanine Borrower, Property Owner or Manager is a party have been duly authorized, executed and delivered by such parties.

          (c) ENTITY STATUS. Each Mezzanine Borrower has been, and will continue to be, a duly formed and existing limited partnership in good standing in all relevant jurisdictions. Each Mezzanine Borrower at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Mezzanine Borrower was formed or is doing business relating to its status as a limited partnership.

          (d) LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Mezzanine Borrower, threatened against Mezzanine Borrower or any general partner of either of them, Property Owner or its general partner, except for such actions, suits and proceedings in respect of the Property as to which Mezzanine Lender's Affiliate has given the Property Owner or its Affiliates written notice.

          (e) AGREEMENTS. Mezzanine Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to result in a Material Adverse Condition. Mezzanine Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Mezzanine Borrower or, to the Mezzanine Borrower's knowledge, the Property is bound.

          (f) NO BANKRUPTCY FILING. Neither Mezzanine Borrower nor any general partner of either of them is contemplating either the filing of a petition by Mezzanine Borrower or any such general partner under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Mezzanine Borrower's or any such general partner's assets or property, and neither Mezzanine Borrower nor any general partner of either of them has knowledge of any Person contemplating the filing of any such petition against Mezzanine Borrower or any such general partner.

          (g) FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Mezzanine Borrower, the Guarantor or Property Owner or in the Mezzanine Loan Documents or in any other document or certificate delivered to Mezzanine Lender by or on behalf of Mezzanine Borrower or the Guarantor contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

          (h) UCC MATTERS. Each Mezzanine Borrower's State of organization is Texas. The exact legal name of Mezzanine Borrower is accurately set forth on the first page of this Agreement.

          (i) COMPLIANCE. To Mezzanine Borrower's actual knowledge, the Property and Property Owner's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements and all Insurance Requirements, except for such matters in respect of the Property as to which Mezzanine Lender's Affiliate has given the Property Owner or its Affiliate written notice. To the Mezzanine Borrower's knowledge, neither Mezzanine Borrower nor Property Owner is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to result in a Material Adverse Condition.

          (j) OTHER DEBT AND OBLIGATIONS. Neither Mezzanine Borrower nor any general partner of either of them nor Property Owner has any financial obligation under any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which Mezzanine Borrower, any such general partner or Property Owner is a party, or by which Mezzanine Borrower, any such general partner or Property Owner is bound, other than obligations under the Mezzanine Loan Documents and other than the Permitted Indebtedness. Neither Mezzanine Borrower nor any general partner of either of them nor Property Owner has borrowed or received other debt financing that has not been heretofore repaid in full and neither Mezzanine Borrower nor any general partner of either of them nor Property Owner has any known material Contingent Liabilities.

          (k) ERISA. Each Plan and, to the knowledge of Mezzanine Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Mezzanine Borrower would be under an obligation to furnish a report to Mezzanine Lender under Section 5.1(k).

          (l) SOLVENCY. Mezzanine Borrower (i) has not entered into this Mezzanine Loan Agreement or any Mezzanine Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Mezzanine Loan Documents. After giving effect to the transactions contemplated hereby, the fair saleable value of Mezzanine Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Mezzanine Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Mezzanine Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Mezzanine Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Mezzanine Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mezzanine Borrower).

          (m) NOT FOREIGN PERSON. Mezzanine Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (n) INVESTMENT COMPANY ACT, PUBLIC UTILITY HOLDING COMPANY ACT. Mezzanine Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          (o) NO DEFAULTS. To Mezzanine Borrower's knowledge, no Default or Event of Default exists under or with respect to any Mezzanine Loan Document. To Mezzanine Borrower's knowledge, no "Default" or "Event of Default" (as such terms are defined in the Mortgage Loan Documents) exists under or with respect to any Mortgage Loan Document.

          (p) LABOR MATTERS. Neither Mezzanine Borrower nor any general partner of either of them is a party to any collective bargaining agreements.

          (q) TITLE TO THE COLLATERAL. Mezzanine Borrower owns good, indefeasible and marketable title to the Collateral free and clear of all Liens, except for Liens on the Collateral created by the Mezzanine Loan Documents.

          (r) USE OF PROCEEDS: MARGIN REGULATIONS. Mezzanine Borrower will use the proceeds of the Mezzanine Loan for the purposes described herein. No part of the proceeds of the Mezzanine Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

          (s)  Intentionally omitted.

          (t) ENFORCEABILITY. The Mezzanine Loan Documents executed by Mezzanine Borrower or any of its Affiliates in connection with the Mezzanine Loan, including, without limitation, any Equity Pledge Agreement, are the legal, valid and binding obligations of Mezzanine Borrower or such Affiliate, enforceable against Mezzanine Borrower or such Affiliate in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Mezzanine Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or such Affiliate, including the defense of usury, nor will the operation of any of the terms of the Mezzanine Note, or any other Mezzanine Loan Documents, or the exercise of any right thereunder, render the Mezzanine Loan Documents unenforceable against Mezzanine Borrower or such Affiliate, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or such Affiliate, including the defense of usury, and neither Mezzanine Borrower nor any Affiliate has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (u) NO LIABILITIES. Neither Mezzanine Borrower nor any general partner of either of them has any material liabilities or obligations including, without limitation, Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

          (v) SECURITY DEPOSITS. Mezzanine Borrower and Property Owner are in compliance with all applicable Legal Requirements relating to security deposits.

          (w) CONDUCT OF BUSINESS. Mezzanine Borrower does not conduct its business "also known as", "doing business as" or under any name other than those set forth in the first paragraph of this Agreement.

          (x) MEMBERS. Nussbaum Centennial Partners, L.P. owns a 24.5% limited partnership interest in Property Owner and a 50% membership interest in Brookview Associates, LLC, the sole general partner of Property Owner, and Ashwood American Partners MC Dallas, L.P. owns a 74.5% limited partnership interest in Property Owner and a 50% membership interest in Brookview Associates, LLC. Brookview Associates, LLC owns a 1% general partnership interest in Property Owner. All of the interests of Mezzanine Borrower in Property Owner and its general partner are owned free and clear of all Liens, warrants and options to purchase (other than Liens created by the Mezzanine Loan Documents). The chart attached as Schedule II to this Agreement is a complete and correct depiction of the ownership interests and proportions in Property Owner, its general partner, each Mezzanine Borrower and its respective direct and indirect partners and equity owners. Neither Mezzanine Borrower nor any general partner of either of them has any obligation to any Person to purchase, repurchase or issue any ownership interest in it.

          (y) MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect. There is no default, breach or violation existing under the Management Agreement, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

          (z) TITLE TO THE PROPERTY. To the actual knowledge of Mezzanine Borrower, there are no Liens or title defects against or affecting the Property other than as shown on the title policy provided to the Mortgage Lender.

          Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Mezzanine Borrower agrees that (i) all of the representations and warranties of Mezzanine Borrower and its Affiliates set forth in this Agreement and in the other Mezzanine Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided), and (ii) all representations and warranties made by Mezzanine Borrower and its Affiliates shall survive the delivery of the Mezzanine Note and continue for as long as any amount remains owing to Mezzanine Lender under this Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Mezzanine Loan Documents shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Section 5.1. MEZZANINE BORROWER COVENANTS. Mezzanine Borrower covenants and agrees that, from the date hereof and until payment in full of the
Indebtedness:

          (a) EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS, INSURANCE. Mezzanine Borrower and each general partner thereof shall do or cause to be done with respect to itself and Property Owner all things necessary to preserve, renew and keep in full force and effect the Entity existence, rights, licenses, Permits and franchises necessary for the conduct of the business of such entities and comply in all respects with all applicable Legal Requirements applicable to such entities and the Collateral. Mezzanine Borrower shall notify Mezzanine Lender promptly of any written notice or order that Mezzanine Borrower receives from any Governmental Authority relating to Mezzanine Borrower's or any of its Affiliates' failure to comply with such applicable Legal Requirements. Mezzanine Borrower shall at all times and shall cause Property Owner at all times to maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property necessary for the continued conduct of their respective businesses.

          (b) LITIGATION. Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened against either Mezzanine Borrower, any general partner of either of them or Property Owner.

          (c) TAXES AND OTHER CHARGES. Mezzanine Borrower shall pay, or cause to be paid, all Impositions as the same become due and payable, and deliver to Mezzanine Lender receipts for payment or other evidence satisfactory to Mezzanine Lender that the Impositions have been so paid before they would be delinquent if not paid. Mezzanine Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Mezzanine Lender, Mezzanine Borrower, at its own expense, may contest, or cause Property Owner to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Impositions, provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of the Impositions, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mezzanine Borrower or Property Owner is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Mezzanine Borrower or Property Owner shall have furnished such security as may be required in the proceeding, or as may be requested by Mezzanine Lender, to insure the payment of any such Impositions, together with all interest and penalties thereon, and (vi) Mezzanine Borrower or Property Owner shall promptly upon final determination thereof pay the amount of such Impositions, together with all costs, interest and penalties. Mezzanine Lender may pay over any such cash deposit or part thereof held by Mezzanine Lender to the claimant entitled thereto at any time when, in the judgment of Mezzanine Lender, the entitlement of such claimant is established.

          (d) REPAIRS; MAINTENANCE AND COMPLIANCE. Mezzanine Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not permit to be removed, demolished or materially altered the Improvements or Equipment (except for normal replacement of the Equipment and tenant improvements under Leases approved or deemed approved under this agreement). Mezzanine Borrower shall promptly cause to be complied with all Legal Requirements and to be cured properly any violation of a Legal Requirement within 30 days after Mezzanine Borrower or Property Owner receives notice of such violation, or such longer period as may be permitted by such Legal Requirement or by the Mortgage Loan Documents, as long as such violation or Legal Requirement is being properly contested in accordance with the provisions of the Mortgage Loan Documents. Mezzanine Borrower shall or shall cause Property Owner to promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

          (e) PERFORMANCE OF OTHER AGREEMENTS. Mezzanine Borrower shall observe and perform or cause to be observed and performed in all material respects each and every term to be observed or performed by Mezzanine Borrower or Property Owner or any general partner of any of them pursuant to the terms of any material agreement or recorded instrument affecting or pertaining to the Property.

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

          (f) NOTICE OF DEFAULT. Mezzanine Borrower shall promptly advise Mezzanine Lender of any material adverse change in the condition, financial or otherwise, of Mezzanine Borrower or Property Owner or any general partner of any of them or of the occurrence of any Default or Event of Default.

          (g) COOPERATE IN LEGAL PROCEEDINGS. Except with respect to any claim by Mezzanine Borrower against Mezzanine Lender or any of its Affiliates, Mezzanine Borrower shall cooperate with Mezzanine Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Mezzanine Lender hereunder or any rights obtained by Mezzanine Lender under any of the Mezzanine Loan Documents and, in connection therewith, not prohibit Mezzanine Lender, at its election, from participating in any such proceedings.

          (h) PERFORM MEZZANINE LOAN DOCUMENTS. Prior to the expiration to applicable notice and cure periods, if any, Mezzanine Borrower shall, and shall cause Property Owner to, observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Mezzanine Loan Documents executed and delivered by Mezzanine Borrower and Property Owner.

          (i) FURTHER ASSURANCES. Mezzanine Borrower shall, at Mezzanine Borrower's sole cost and expense:

               (1) upon Mezzanine Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Mezzanine Borrower, Property Owner, any general partner of any of them, Guarantor and the Property;

               (2) furnish to Mezzanine Lender all instruments, documents, certificates, and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Mezzanine Loan Documents;

               (3) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Mezzanine Note, as Mezzanine Lender may reasonably require in Mezzanine Lender's reasonable discretion including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Collateral, transferring the Collateral to Mezzanine Lender's possession (if a security interest in such Collateral can be perfected by possession) and endorsing to Mezzanine Lender any Collateral which may be evidenced by an instrument; and

               (4) do and execute, and cause Property Owner to do and execute, all such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Mezzanine Loan Documents, as Mezzanine Lender shall reasonably require from time to time in its reasonable discretion.

          (j) FINANCIAL STATEMENTS; BUDGETS, AUDIT RIGHTS. Until payment in full of the Indebtedness, Mezzanine Borrower shall cause the following financial statements and information, in form and substance satisfactory to Mezzanine Lender, to be delivered to Mezzanine Lender as and when hereinafter provided:

               (1) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Mezzanine Borrower, audited statements of financial position of Mezzanine Borrower, each general partner thereof, and Property Owner as of the end of each such fiscal year during the Term, including a balance sheet and statement of profits and losses including, in respect of the Property, of Receipts, Expenses and retained earnings, changes in financial position and cash flows for such fiscal year, which statements shall be duly certified by the Chief Financial Officer of Mezzanine Borrower, each such general partner and Property Owner, as applicable, to fairly represent the financial condition of Mezzanine Borrower, each general partner thereof, and Property Owner, as applicable, as of the date thereof, prepared in accordance with GAAP by a nationally recognized accounting firm and accompanied by a statement of the accountants that such financial statements present fairly, in all material respects, the financial condition of Mezzanine Borrower, each such general partner and Property Owner, as applicable, as of the end of the fiscal year being reported on and that the results of the operations and cash flows for such year were prepared and are being reported on in conformity with GAAP;

               (2) promptly and in any event within thirty (30) Business Days after the end of each fiscal quarter of Mezzanine Borrower and Property Owner, as applicable, quarterly statements of financial position of Mezzanine Borrower, each general partner thereof, and Property Owner, including a balance sheet and statement of profits and losses, including in respect of the Property, of Receipts and Expenses and a schedule of accounts payable as of the end of such fiscal quarter, and variances from the Approved Operating Budget and from prior year results for the corresponding period and year-to-date, such quarterly statements of financial position to be certified by the Chief Financial Officer of Mezzanine Borrower, each such general partner, and the Chief Financial Property Owner, as applicable, to fairly represent the financial condition of Mezzanine Borrower, each such general partner, and Property Owner, as applicable, as of the date thereof and to have been prepared and reported in conformity with GAAP;

               (3) promptly and in any event within ten (10) Business Days after the end of each calendar month (x) a monthly operating statement in respect of each Property showing all Receipts, Expenses and net cash flow for the applicable calendar month year-to-date results and variances from the Approved Operating Budget then in effect and from prior year results for the corresponding period and year-to-date, a schedule of accounts payable and such other matters as Mezzanine

          Lender shall reasonably require and (y) monthly Rent Rolls (including a leasing activity report), which monthly operating statements and Rent Rolls shall be certified by the Chief Financial Officer of Mezzanine Borrower to be true, correct and complete in all material respects and shall be prepared on a cash basis;

               (4) as soon as available and in any event not later than November 15 of each calendar year during the Term, a reasonably detailed operating budget for the Property, covering the calendar year commencing on the following January 1, which operating budget shall be presented on a monthly basis, include forecasts of Receipts and Expenses, provision for reserves, and such additional information as shall be reasonably required. Each such operating budget so submitted shall be reviewed and approved by Mezzanine Lender. Mezzanine Lender's initial review and each subsequent review of any revised proposed operating budgets shall be performed within twenty five (25) Business Days of its receipt of such proposed operating budget. To the extent that Mezzanine Lender does not approve all or any portion of a proposed operating budget, Mezzanine Lender shall provide Mezzanine Borrower with its comments with respect thereto. Mezzanine Lender's approval of any proposed operating budget submitted as above provided shall not be unreasonably withheld (each such operating budget, when so approved being herein referred to individually and collectively with all other operating budgets so approved, as an "APPROVED OPERATING BUDGET"). If as of the beginning of any calendar year any operating budget for such year has not been agreed to as provided above, Mezzanine Borrower shall cause the Property to be operated in accordance with the Approved Operating Budget applicable during the immediately preceding year, except (x) to the extent Mezzanine Lender has approved particular Expenses in the proposed operating budget, Mezzanine Borrower shall have the right to incur and pay such approved Expenses, (y) Mezzanine Borrower shall have the right to incur and pay all nondiscretionary Expenses (i.e. regular and customary recurring Expenses that are necessary for the continued operation of the Property or to comply with an express obligation under the Mortgage Loan Documents or an express obligation of law, such as utility charges, fuel charges, and Impositions) when due, and (z) unless specifically approved or deemed approved by Mezzanine Lender or as to which no approval is required hereunder or expressly required under a Lease or other agreement in effect on the date hereof or subsequently approved by Mezzanine Lender in accordance with the provisions of this Agreement or as to which no such approval is required hereby, no discretionary Expenses, capital expenditures, tenant allowances, tenant inducements or leasing commissions shall be incurred or paid by the Mezzanine Borrower or Property Owner other than those permitted as described above. In the event of unforeseen increases in Expenses during the course of a year, the Mezzanine Borrower may authorize the Property Owner to exceed any line item for such Expenses set forth in the Approved Operating Budget for such year by not more than 10%, provided that in no event shall the total increase in Expenses for such year which has not been approved by Mezzanine Lender (such approval not to be unreasonably withheld) in writing shall not exceed 10% of the total Expenses set forth in the Approved Operating Budget for such year.

               (5) contemporaneously with delivery to the partners or members of Mezzanine Borrower, but in no event later than one hundred twenty
          (120) days after the end of each fiscal year of Mezzanine Borrower, the annual Federal income tax return of Mezzanine Borrower, with accompanying schedules prepared by Mezzanine Borrower;

               (6) from time to time, such other reports and information which Mezzanine Lender reasonably requires, certified by the Chief Financial Officer of Mezzanine Borrower to be true, correct and complete in all material respects; and

               (7) together with each of the financial statements and information required pursuant to subdivisions (1) through (6) above, inclusive, a certificate of the Chief Financial Officer of Mezzanine Borrower that Mezzanine Borrower has observed and performed, in all material respects, all of its covenants and other agreements contained in this Agreement and the other Mezzanine Loan Documents, whether there exists any material Default or Event of Default and, if there is, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto.

          Notwithstanding anything to the contrary contained in this subsection
(j), but subject to Mezzanine Lender's rights under clause (4) and (6) above of this subsection (j), and subject to Mezzanine Lender's rights to receive such financial reporting as is required in connection with calculating Excess Net Operating Cash Flow, Mezzanine Lender will accept the financial statements delivered under the Mortgage Loan in lieu of the reporting requirements contained in this subsection (j).

          (k) ERISA. Mezzanine Borrower shall deliver to Mezzanine Lender as soon as possible, and in any event within ten (10) days after Mezzanine Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Mezzanine Borrower setting forth details respecting such event or condition and the action, if any, that Mezzanine Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Mezzanine Borrower or an ERISA Affiliate with respect to such event or condition):

               (1) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (2) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Mezzanine Borrower or an ERISA Affiliate to terminate any Plan;

               (3) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Mezzanine Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (4) the complete or partial withdrawal from a Multiemployer Plan by Mezzanine Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Mezzanine Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (5) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Mezzanine Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

               (6)  the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Mezzanine Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

               (7) the imposition of a lien or a security interest in connection with a Plan.

          (l) ENTITY STATUS. Mezzanine Borrower will and will cause Property Owner to continue to comply with the provisions of all of their respective organizational and governing documents, and the laws of the State in which each such Entity was formed relating to each such Entity. All customary formalities regarding the Entity existence of Mezzanine Borrower and Property Owner will continue to be observed.

          (m) IMPOSITIONS AND OTHER CLAIMS. Mezzanine Borrower shall or shall cause Property Owner to pay and discharge or cause to be paid and discharged all Impositions (subject to the contest rights provided in Section 5.1(c) above), as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien on the Collateral or the Property (with Mezzanine Borrower having thirty (30) days to cause any claims for labor, materials or supplies to be released, bonded over or otherwise secured to Mezzanine Lender's reasonable satisfaction).

          (n)  MANAGEMENT OF PROPERTY.

               (i) The Property will be managed at all times by Manager pursuant to a Management Agreement ("MANAGEMENT AGREEMENT") in form and substance satisfactory to Mezzanine Lender, in its reasonable discretion. The Manager will agree that the Management Agreement and all fees payable thereunder is subject and subordinate in all respects to the Mortgage Loan and the Mezzanine Loan. Subject to any restrictions contained in the Mortgage Loan Documents, Mezzanine Borrower shall cause the Management Agreement to be terminated at the Mezzanine Lender's request, (x) upon thirty (30) days' prior written notice to Property Owner and the Manager: if the Manager commits any act which would permit termination by Property Owner under any Management Agreement unless cured within any grace period provided therein, or (y) immediately upon written notice from Mezzanine Lender on the occurrence of an Event of Default. In the event that Manager is terminated pursuant hereto, Mezzanine Borrower shall cause Property Owner immediately to seek to appoint a replacement manager acceptable to, and on terms and conditions acceptable to, Mezzanine Lender in Mezzanine Lender's reasonable discretion and Mezzanine Borrower's failure to obtain such an acceptable manager within 30 days of Mezzanine Lender's request to terminate the Management Agreement shall constitute an immediate Event of Default. Mezzanine Lender acknowledges that Insignia would qualify as an acceptable replacement manager under this subsection (n)(i). Mezzanine Borrower will cause any substitute Manager to enter into a Manager's Consent and Subordination Agreement in form and substance acceptable to Mezzanine Lender.

               (ii) Any successor manager selected hereunder by Mezzanine Lender to serve as manager shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with a use similar to that of the Property and in the jurisdiction in which the Property is located.
               (iii) With the prior written consent of Mezzanine Lender, not to be unreasonably withheld, the leasing of the Property may be sub-contracted to an Entity owned and controlled by one or more of the Guarantors. Any such arrangement shall be subject and subordinate to the Mezzanine Loan, and shall be terminable by Mezzanine Lender immediately on the occurrence of an Event of Default under this Agreement.

          (o) SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY. Mezzanine Borrower, each general partner thereof, Property Owner and its sole general partner shall each continue to be a Special Purpose Bankruptcy Remote Entity. A "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter (i) was and is organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property, (ii) has not engaged and will not engage in any business unrelated to
(A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable, (iii) has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable, (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable),
(v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations, (vi) if such entity is a corporation, has at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless an Independent Director shall have participated in such vote, (vii) if such entity is a limited liability company, has at least one member that is a Special Purpose Bankruptcy Remote Entity that is a corporation and such corporation is the managing member of such limited liability company, (viii) if such entity is a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding, (ix) without the unanimous consent of all of its partners, directors or members, as applicable, shall not (A) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (B) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, (C) engage in any other business activity, or amend its organizational documents, (x) is and will remain solvent and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,
(xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, (except that, if permitted by Mortgage Lender and required by Federal income tax law, such Entities may file consolidated income tax returns), (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiv) has not commingled and will not commingle its funds or assets with those of any other Person, (xv) has held and will hold its assets in its own name, (xvi) has conducted and will conduct its business in its name, (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person, (xviii) has paid and will pay its own liabilities, including the salaries of its own employees, only out of its own funds and assets, (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable, (xx) has maintained and will maintain an arm's-length relationship with its Affiliates, (xxi) has no indebtedness other than the Mezzanine Loan and liabilities in the ordinary course of business relating to the ownership and operation of the Property;
(xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Mezzanine Loan and the liabilities permitted pursuant to this Agreement, (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders, (xxiv) has allocated and will allocate fairly and reasonably any overhead for shared office space and uses separate stationery, invoices and checks, (xxv) except in connection with the Mezzanine Loan has not pledged and will not pledge its assets for the benefit of any other Person, (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (xxviii) has not made and will not make loans to any Person, (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, (xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party, (xxxi) has no obligation to indemnify its partners, officers, directors or members, as the case may be, or has such an obligation that is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation, and (xxxii) if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions. Notwithstanding anything to the contrary contained in this subsection (o), Mezzanine Borrower will be deemed in compliance with the terms of this subsection (o) if Mezzanine Borrower complies with all of the single purpose and separateness covenants that are applicable to Property Owner as contained in the Mortgage Loan Documents.

          (p) EXPENSES. Mezzanine Borrower shall reimburse Mezzanine Lender upon receipt of notice for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with (i) the preparation, negotiation, execution and delivery of the Mezzanine Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Mezzanine Borrower and its Affiliates; (ii) Mezzanine Borrower's, its Affiliates' and Mezzanine Lender's ongoing performance under and compliance with the Mezzanine Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Mezzanine Loan Document requested by or on behalf of Mezzanine Borrower or any of its Affiliates; (iv) filing and recording of any Mezzanine Loan Documents; (v) intentionally omitted; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, Property Owner, any of their respective general partners, the Mezzanine Loan Documents, the Collateral, the Property, or any other security given for the Mezzanine Loan (excluding actions by Property Owner and Mezzanine Borrower against Mezzanine Lender and its Affiliates, unless the Mezzanine Lender or such Affiliates are the prevailing parties); and (vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower or Property Owner under any Mezzanine Loan Document or with respect to the Collateral, the Property or in connection with any refinancing or restructuring of the Mezzanine Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings; provided, however, that Mezzanine Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender.

The obligations and liabilities of Mezzanine Borrower under this Section shall survive the Maturity Date and the exercise by Mezzanine Lender of any of its rights or remedies under the Mezzanine Loan Documents.

          Section 5.2. LEASES. Mezzanine Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

          (a) Mezzanine Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness, except as permitted in this Section 5.2, Mezzanine Borrower shall not and shall not permit the Property Owner, directly or through any Manager or agent or representative to enter into, modify, amend, consent to the cancellation or surrender of (except by the tenant under a Lease under a pre-existing right) or terminate (other than for an event of default on the part of the Tenant) any Lease, whether now existing or hereafter entered into, without the prior written consent of Mezzanine Lender, which shall be granted or withheld in Mezzanine Lender's reasonable discretion (and shall be deemed to have been granted if not withheld within seven (7) days of Mezzanine Lender's receipt of a written request therefor specifically stating in boldface type that such approval shall be deemed granted if not withheld by Mezzanine Lender within such period and including without limitation all information and details regarding the business and financial terms of the proposed lease, the identity, creditworthiness and business of the proposed tenant and any proposed guarantor of such lease, as shall be necessary for Mezzanine Lender to evaluate the proposal). Mezzanine Lender shall provide to Mezzanine Borrower a statement of the reasons for withholding its consent as to any proposed lease. Provided that there shall not have occurred and be continuing a monetary or material non-monetary Default or Event of Default, Mezzanine Borrower may, without Mezzanine Lender's prior written consent, cause Property Owner to enter into and amend or modify or permit the entering into, amendment or modification of any Lease provided that such Lease (i) provides for rental rates and terms comparable to market rates and terms (taking into account the type and quality of the tenant) existing at the time such proposed Lease is entered into, (ii) is an arms-length transaction with a bona fide, third party tenant, (iii) is not a Major Lease and (iv) with respect to an amendment or modification, is not a material amendment or modification of a Lease.

          (b) Mezzanine Borrower shall not and shall not permit Property Owner or any other Affiliate to request a disbursement under the Mortgage Loan Documents from the accounts established therein for reserves for tenant improvements or leasing commissions with respect to any Lease unless and until such Lease has been approved by Mezzanine Lender or satisfies the requirements of this Agreement regarding Leases for which such approval is deemed to have been given or is not required under this Agreement. Mezzanine Borrower shall notify Mezzanine Lender in writing of all disbursements requested and made from such reserves.

          Section 5.3. INSURANCE; COVERAGES. Mezzanine Borrower shall at all times prior to payment or satisfaction in full of the Indebtedness, obtain and maintain, or cause to be obtained and maintained in respect of Property Owner and the Property the policies of insurance required by the Mortgage Loan Documents, and such other coverages as are customarily maintained with respect to office properties in the market in which the Property is located (collectively, the "INSURANCE"), which policies, to the extent applicable in Mezzanine Lender's discretion, shall be issued by insurance companies, provide coverages, and contain terms reasonably satisfactory to Mezzanine Lender.

          The Insurance shall provide for at least thirty (30) days' prior written notice to Mezzanine Lender in the event of policy cancellation and/or material change.

          Certificates evidencing such Insurance and naming Mezzanine Lender and Mezzanine Borrower as loss payees and additional insureds shall be delivered to Mezzanine Lender prior to the disbursement of funds to Mezzanine Borrower.

          5.3.1 CASUALTY; PROCEEDS OF REQUIRED INSURANCE. Mezzanine Borrower shall give Mezzanine Lender prompt notice of any loss or damage to the Property in excess of $50,000.00 and, subject to the rights of the Mortgage Lender under the Mortgage Loan Documents:

          (a) In the case of any loss or damage covered by any Insurance, Mezzanine Lender is hereby authorized (i) if an Event of Default shall have occurred or, if no Event of Default shall have occurred but Mezzanine Borrower or Property Owner fails to settle and adjust any claim within ninety (90) Business Days after such casualty has occurred, to settle and adjust any claim under such Insurance without the consent of Mezzanine Borrower or Property Owner, or (ii) if no Event of Default has occurred, to allow Mezzanine Borrower or Property Owner within ninety (90) Business Days after such casualty to settle and adjust such claim with, if any settlement may reasonably be anticipated to result in proceeds in excess of $500,000, the consent of Mezzanine Lender, not to be unreasonably withheld; provided, however, that in either case Mezzanine Lender shall, and is hereby authorized to, collect and receive any such insurance proceeds, subject, however, to the rights of Mortgage Lender under the Mortgage Loan Documents. The reasonable out-of-pocket expenses incurred by Mezzanine Lender in the adjustment and collection of such proceeds of Insurance shall be additional Indebtedness of Mezzanine Borrower, and shall be reimbursed to Mezzanine Lender upon demand or, at Mezzanine Lender's option, in the event and to the extent sufficient proceeds are available, deducted by Mezzanine Lender from such proceeds of Insurance prior to any other application thereof. Each insurance company which has issued Insurance is hereby authorized and directed to make payment for all losses covered by such Insurance to Mezzanine Lender alone, subject to the provisions of the Mortgage Loan Documents, and not to Mezzanine Lender and Mezzanine Borrower or Property Owner jointly. Mezzanine Borrower agrees to execute and cause Property Owner to execute all documents and make all deliveries required in order to permit adjustment and payment of insurance proceeds as provided above.

          (b) Mezzanine Lender shall, in its sole discretion, apply the proceeds of Insurance received by Mezzanine Lender consequent upon any casualty either (i) to reduce the Indebtedness, in such order or manner as Mezzanine Lender may elect; or (ii) at Mezzanine Lender's election, to reimburse Mezzanine Borrower or Property Owner for or to pay the costs of restoring, repairing, replacing or rebuilding (collectively, a "RESTORATION") the loss or damage caused by such casualty, in accordance with and subject to the conditions contained in the provisions of subdivision (f) hereof. Notwithstanding the foregoing, Mezzanine Lender agrees to permit the proceeds of Insurance to be applied toward the cost of Restoration if (i) the Mortgage Lender is permitting such proceeds to be so applied toward Restoration in accordance with the

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Mortgage Loan Documents, and (ii) the requirements of subdivision (f) below are otherwise satisfied.

          (c) Whether or not proceeds of Insurance are made available to Mezzanine Borrower or Property Owner or are sufficient for such purposes, Mezzanine Borrower hereby covenants to, or to cause Property Owner to, promptly after such casualty and at Mezzanine Borrower's or Property Owner's sole cost and expense, commence and thereafter diligently proceed to Restore the Improvements, to be of at least equal value and of substantially the same character as prior to such loss or damage, if allowed by law, in accordance with all Legal Requirements and plans, specifications and procedures to be first submitted to and approved by Mezzanine Lender, and Mezzanine Borrower or Property Owner shall pay all costs of such Restoration.

          (d) Any portion of the proceeds of Insurance remaining after payment in full of the Indebtedness shall be paid to Mezzanine Borrower or Property Owner or as ordered by a court of competent jurisdiction.

          (e) Subject to the provisions of the Mortgage Loan Documents, all proceeds of the Insurance shall be paid and disbursed by Mezzanine Lender in accordance with the following: (i) if paid in monthly installments and provided that no Event of Default has occurred and is continuing, first to Mezzanine Lender for any amounts owed by Mezzanine Borrower to Mezzanine Lender under the Mezzanine Loan Documents, then to Mezzanine Borrower (as if such proceeds were Receipts), (ii) if paid in a lump sum, and provided that no Event of Default has occurred and is continuing, into a segregated reserve account in the sole dominion and control of Mezzanine Lender for application in monthly installments (equal to such lump sum divided by the aggregate number of months on account of which paid) in the manner described in subdivision (b) above.

          (f) Provided that no Event of Default has occurred and is then continuing, proceeds of Insurance that Mezzanine Lender elects to apply to Restoration of the Property in accordance with Section 5.3.1(b)(ii) hereof shall be disbursed from time to time (but not more often than monthly) upon Mezzanine Lender being furnished with (i) evidence reasonably satisfactory to Mezzanine Lender from an independent architect or other Person, in any case, approved by Mezzanine Lender of the estimated cost of completion of the Restoration, (ii) a certification from an independent architect or general contractor satisfactory to Mezzanine Lender stating that the Restoration is reasonably likely to be substantially completed on or before the date which is one year prior to the Maturity Date, (iii) cash sufficient in addition to the proceeds of Insurance, to complete and fully pay for the completion of the Restoration, based on the cost estimate referenced in clause (i) above, (iv) a request from Mezzanine Borrower, dated not more than twenty (20) Business Days prior to the proposed application of such payment, requesting such payment or reimbursement and setting forth the Restoration work which is in the subject of such request, the parties which performed such work, and the actual cost thereof, and certifying that such work and materials are free and clear of Liens, and (v) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and such other evidences of cost, payment and performance as Mezzanine Lender may reasonably require and approve. Mezzanine Lender may, in all events, require that all plans and specifications for any such Restoration be submitted to and approved by Mezzanine Lender and

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that all required Permits be obtained prior to commencement of Restoration work.
Except as provided below, any cash provided in accordance with clause (iii) above shall be applied as if such cash were proceeds of Insurance. No payment made prior to the final completion of the Restoration shall exceed ninety-five percent (95%) of the value of the Restoration work performed or materials delivered, as applicable, from time to time, as such value shall be determined by Mezzanine Lender in its reasonable judgment. Funds other than proceeds of Insurance shall be disbursed prior to disbursement of such proceeds, except as may otherwise be provided herein; and at all times the undisbursed balance of such proceeds, together with cash furnished to Mezzanine Lender in accordance with clause (iii) above to pay the cost of completion of the Restoration, shall be at least sufficient in the reasonable judgment of Mezzanine Lender to pay the entire unpaid cost of the completion of the Restoration, free and clear of all Liens or claims for Lien. In addition to all other conditions contained in this
Section 5.3.1(f), final payment of all proceeds of Insurance remaining with Mezzanine Lender shall be made upon receipt by Mezzanine Lender of a certification by an independent architect or contractor approved by Mezzanine Lender as to the completion of the Restoration substantially in accordance with the submitted plans and specifications, and the filing of a notice of completion (if such filing is required by applicable Legal Requirements). (Any surplus which may remain out of proceeds of Insurance (or cash provided pursuant to clause (iii) above) held by Mezzanine Lender after payment of such costs of Restoration shall be applied by Mezzanine Lender in accordance with the terms of the Mortgage Loan Documents or shall be returned to Mezzanine Borrower, after payment of all amounts then due under the Mezzanine Loan Documents). If there shall have occurred an Event of Default while Mezzanine Lender is holding funds for Restoration (including for these purposes any cash deposited pursuant to clause (ii) above), Mezzanine Lender may at its sole option apply such funds against the Indebtedness in such order or manner as Mezzanine Lender may elect. Mezzanine Borrower shall pay, from time to time, within five (5) Business Days after demand therefor, the fees and expenses of any consultant hired by Mezzanine Lender to review the progress of the Restoration and inspect the work of Restoration, which consultant's approval shall be required for any disbursement to be made. Mezzanine Lender shall not be obligated to see to the proper application of funds disbursed to Mezzanine Borrower pursuant hereto, whether pursuant to the above conditions or upon waiver thereof.

          (g) Notwithstanding anything stated herein to the contrary, in the event the Property is being restored by the Property Owner pursuant to the Mortgage Loan Documents, Mezzanine Lender shall agree to the release of the proceeds for Restoration of the Property pursuant to the terms and conditions of the Mortgage Loan Documents, subject to Mezzanine Lender's rights to right to receive and approve all deliverables set forth in the preceding subsection (f).

          Section 5.4.   CONDEMNATION AND EMINENT DOMAIN.

          Subject to the prior rights of the Mortgage Lender under the Mortgage Loan Documents, any and all awards (the "AWARDS") heretofore or hereafter made or to be made by any Governmental Authority for the taking by condemnation or eminent domain, of all or any part of the Property (including any award from the United States government at any time after the allowance of a claim thereof), or the proceeds from a transfer in lieu of such condemnation or eminent domain, are hereby assigned by Mezzanine Borrower and Property Owner to Mezzanine

Lender, which Awards Mezzanine Lender is hereby authorized to collect and receive from the condemnation authorities. Mezzanine Lender is hereby authorized to give appropriate receipts and acquaintances therefor and Mezzanine Borrower and Property Owner hereby irrevocably appoint Mezzanine Lender Mezzanine Borrower's and Property Owner's attorney-in-fact, coupled with an interest, to collect such Awards. Mezzanine Borrower shall give Mezzanine Lender prompt notice of the actual or threatened commencement of any condemnation of eminent domain proceeds affecting all or any part of the Property and shall deliver to Mezzanine Lender copies of any and all papers served in connection with any such proceedings. Mezzanine Borrower further agrees to make, execute and deliver to Mezzanine Lender, at any time upon request, any and all further assignments and other instruments deemed reasonably necessary by Mezzanine Lender for the purpose of validly and sufficiently assigning all Awards and other compensation heretofore and hereafter made to Mezzanine Borrower or Property Owner upon any taking, either permanent or temporary, under any such proceeding and all proceeds paid from a sale in lieu of such taking, and to facilitate Mezzanine Lender's collection and receipt of the same. If, notwithstanding the foregoing provisions, any Award or other compensation described above is nonetheless paid to Mezzanine Borrower, Mezzanine Borrower shall hold or cause Property Owner to hold such monies in trust for the benefit of Mezzanine Lender or Property Owner, and Mezzanine Borrower and Property Owner shall immediately pay the same to Mezzanine Lender. The expenses incurred by Mezzanine Lender in the collection and administration of any Award, including reasonable attorneys' fees and disbursements, shall be additional Indebtedness, and shall be reimbursed to Mezzanine Lender upon demand or, at Mezzanine Lender's option, in the event and to the extent sufficient proceeds are available, shall be deducted by Mezzanine Lender from said proceeds prior to any other application hereof. Mezzanine Borrower may not and shall not cause or suffer Property Owner to settle or compromise any claim for or right to receive any Award or its rights under any proceeding with respect thereto without the prior written consent of Mezzanine Lender. Notwithstanding any taking, Mezzanine Borrower shall continue to pay the Mezzanine Loan with interest thereon at the time and in the manner provided for in the Mezzanine Note and the other Mezzanine Loan Documents and the Indebtedness shall not be reduced by reason of such taking (or transfer in lieu thereof) unless and until any Award shall have been actually received and applied by Mezzanine Lender to such Indebtedness and then only to such extent. Mezzanine Lender shall not be limited to any interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rates set forth herein and in the Mezzanine Note. Notwithstanding anything stated herein to the contrary, in the event the Property is being restored by the Property Owner pursuant to the Mortgage Loan Documents, Mezzanine Lender shall agree to the release of the Award for restoration of the Property pursuant to the terms and conditions of the Mortgage Loan Documents, subject to Mezzanine Lender's rights to right to receive and approve all deliverables that are required to be provided to the Mortgage Lender under the terms of the Mortgage Loan Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Section 6.1. MEZZANINE BORROWER NEGATIVE COVENANTS. Mezzanine Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or

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

indirectly, nor will Mezzanine Borrower permit Property Owner to do, directly or indirectly, any of the following unless Mezzanine Lender consents thereto in writing:

          (a)  SPECIAL PURPOSE EXISTENCE AND SEPARATENESS OF ENTITIES.

          (x) (i) take any actions in violation of the Mezzanine Borrower's or Property Owner's organizational or governing documents, or that would otherwise adversely affect the Mezzanine Borrower's, Property Owner's or their respective general partners' existence as a Special Purpose Bankruptcy Remote Entity, (ii) without the prior written consent of the Mezzanine Lender, consent to the amendment, modification, waiver or termination of any of the Mortgage Loan Documents or the Property Owner's or its general partner's organizational or governing documents, or (iii) without the prior written consent of the Mezzanine Lender, amend, modify, waive or terminate the Mezzanine Borrower's or their respective general partners' organizational or governing documents.

          (y) (i) dissolve or liquidate, in whole or in part, or take any action that could have the effect of causing a dissolution or liquidation of any Subsidiary, (ii) consolidate or merge with or into any other Entity, (iii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it, or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment or debt or liquidation law, or admit its inability to pay its debts generally as they become due, (iv) cause or permit the Property, the Collateral or other assets or property of Mezzanine Borrower or Property Owner to be subject to any Lien other than as provided for in the Mezzanine Loan Documents or as created under or expressly permitted by the Mortgage Loan Documents, (v) Transfer, in one transaction or a series of transactions, all, or substantially all, of its assets, or (vii) lend money to any Person.

          (z) (i) undertake the incurrence or assumption on behalf of Mezzanine Borrower or any general partner of either of them, directly or indirectly, of any Indebtedness other than the Mezzanine Loan and the Permitted Indebtedness, or (ii) grant a security interest of any nature whatsoever in Mezzanine Borrower's or their respective general partners' assets other than to Mezzanine Lender under the Mezzanine Loan Documents.

          (b) LIENS ON THE COLLATERAL. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Collateral except Liens in favor of Mezzanine Lender.

          (c) TRANSFER. Except as expressly provided to the contrary in this Agreement, or except as otherwise approved by Mezzanine Lender in writing in Mezzanine Lender's discretion, allow any Transfer to occur.

          (d) OTHER BORROWINGS. Incur, create, assume, become or be liable or allow any Affiliate to incur, create, or assume, become or be liable in any manner with respect to Other Borrowings.

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

          (e) CHANGE IN BUSINESS. Make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (f) DEBT CANCELLATION. Cancel or otherwise forgive or release any material claim or debt owed to Mezzanine Borrower by any Person, except for adequate consideration or in the ordinary course of Mezzanine Borrower's business.

          (g) AFFILIATE TRANSACTIONS. Enter into, or be a party to, any transaction with an Affiliate of Mezzanine Borrower, except in the ordinary course of business and on terms which are no less favorable to Mezzanine Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $5,000 (determined annually on an aggregate basis) fully disclosed to Mezzanine Lender in advance. Notwithstanding the foregoing, Property Owner or Mezzanine Borrower shall be permitted to enter into a management agreement for the Property with Insignia, and to pay the Disposition Fee to the general partner of Property Owner.

          (h) CERTAIN RESTRICTIONS. Enter into any agreement (other than the Mortgage Loan Documents) which expressly restricts the ability of Mezzanine Borrower or Property Owner to enter into amendments, modifications or waivers of any of the Mezzanine Loan Documents.

          (i) ISSUANCE OF EQUITY INTERESTS. Issue or allow to be created any stocks or shares or shareholder, partnership or membership interests, as applicable, or other ownership interests in Mezzanine Borrower or Property Owner or their respective general partners, other than in connection with a Permitted Transfer.

          (j) LIMITATIONS ON DISTRIBUTIONS. Following the occurrence and during the continuance of an Event of Default, Mezzanine Borrower shall not make any distributions to its constituent partners. Mezzanine Borrower shall apply all distributions from Property Owner in accordance with the provisions of this Agreement.

          (k) PLACE OF BUSINESS. Unless thirty (30) days prior notice is given to Mezzanine Lender, change its chief executive office or its principal place of business or place where its books and records are kept.

          (l) IDENTITY. Change its name, identity or organizational structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-508(b) of the UCC (or any other applicable provision of the UCC).

          (m) SUBSIDIARIES. Create any Subsidiaries or otherwise acquire equity interests in any entity without the prior written consent of Mezzanine Lender.

          (n) OTHER LIMITATIONS. Mezzanine Borrower shall not and shall not permit Property Owner to, without the prior written consent of Mezzanine Lender, which consent may

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be withheld, delayed or conditioned in the sole discretion of Mezzanine Lender, give its consent or approval or agree to any of the following:

               (i) (w) any refinancing of the Mortgage Loan; provided, however, that no such consent shall be required with respect to a refinancing of the Mortgage Loan during the 12-month period immediately preceding the final maturity date thereof, as long as (i) the principal amount of such refinanced loan does not exceed the principal amount of the Mortgage Loan (plus the reasonable costs and expenses incurred by Property Owner in connection with such refinancing), and (ii) the interest rate of such refinanced loan and all other terms and conditions thereof are on then-currently available market terms, (x) any prepayment in full of the Mortgage Loan, except with respect to a refinancing described in clause (w) hereof, (y) any Transfer of any Collateral or the Property or any portion thereof or interest therein, or (z) any action in connection with or in furtherance of the foregoing; or

               (ii) any modification, amendment, consolidation, spread, restatement or waiver of any provision of the Mortgage Loan Documents.

          (o) CONTRACTUAL OBLIGATIONS. Other than the Mezzanine Loan Documents, Mezzanine Borrower, its general partners and their respective assets shall not be subject to any Other Borrowings, and Mezzanine Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a limited partner of Property Owner or member of the sole general partner of Property Owner.

                                   ARTICLE VII

                                    DEFAULTS

          Section 7.1. EVENT OF DEFAULT. The occurrence of one or more of the following events shall be an "EVENT OF DEFAULT" hereunder:

               (i) if Mezzanine Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

               (ii)    the occurrence of a Payment Breach;

               (iii) the occurrence of the events identified elsewhere in the Mezzanine Loan Documents or the Mortgage Loan Documents as constituting an "Event of Default" hereunder or thereunder;

               (iv) any Transfer or any violation of Section 2.5(c)(iii), unless the prior written consent (which consent may be withheld in Mezzanine Lender's discretion) of Mezzanine Lender has been obtained;

               (v) if Mezzanine Borrower fails to pay any other amount payable pursuant to this Agreement or any other Mezzanine Loan Document within fourteen (14) days following receipt of an invoice from Mezzanine Lender stating that the same is due and payable in accordance with the provisions hereof or thereof, as the case may be;

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

               (vi) if any representation or warranty made by Mezzanine Borrower, Guarantor, Property Owner or Manager herein or in any other Mezzanine Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by or on behalf of Mezzanine Borrower or Guarantor in connection with this Agreement, the Mezzanine Note or any other Mezzanine Loan Documents executed and delivered by Mezzanine Borrower or Guarantor, shall be false in any material respect as of the date such representation or warranty was made;

               (vii) any violation of the covenants set forth in Sections 5.1(o), 6.1(a), 6.1(b) or 6.1(l) of this Agreement;

               (viii) if Mezzanine Borrower, Property Owner, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) makes an assignment for the benefit of creditors;

               (ix) if a receiver, liquidator or trustee shall be appointed for Mezzanine Borrower, Property Owner, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) or if Mezzanine Borrower, Property Owner, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Mezzanine Borrower, Property Owner, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, Property Owner, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) shall be instituted or if Mezzanine Borrower, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) shall generally not be paying their respective debts as they become due (provided, with respect to an involuntary bankruptcy against Mezzanine Borrower, any of its general partners or any Guarantor, such event in and of itself will not be an Event of Default if the filing is discharged within sixty (60) days of the date of filing of the same);

               (x) if Mezzanine Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Mezzanine Loan Documents or any interest herein or therein;

               (xi) if any provision of any organizational document of Mezzanine Borrower, Property Owner or any of their respective general partners is amended or modified in any respect which could have a materially adverse effect on Mezzanine Lender, or if Mezzanine Borrower, Property Owner, or any of their respective general partners as applicable, fails to comply in any material respect with the provisions of such organizational documents or attempts to dissolve Mezzanine Borrower, Property Owner or any of their respective general partners;

               (xii) if Mezzanine Borrower fails to notify Mezzanine Lender of the occurrence of a Default under any of the Mortgage Loan Documents within five
(5) days of the day on which Mezzanine Borrower first has knowledge of such Default;

               (xiii) if an event or condition specified in Section 5.1(k) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Mezzanine Borrower or any ERISA Affiliate shall incur or in the opinion of Mezzanine Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would result in or constitute, in the determination of Mezzanine Lender, a Material Adverse Condition;

               (xiv) if any financial statement, report or information provided to Mezzanine Lender by or on behalf of Mezzanine Borrower or Guarantor concerning the Mezzanine Borrower, Property Owner, any of their respective general partners or Guarantor or the Property proves to be inaccurate or misleading in any material respect and the same is not cured within thirty (30) days;

               (xv) if any material alteration, modification or removal of any Improvement or Equipment at the Property occurs, except as expressly permitted under the terms of the Mortgage Loan Documents, and the same is not cured within thirty (30) days;

               (xvi) if a judgment is entered against Mezzanine Borrower, Property Owner, any of their respective general partners or any 3 or more Guarantors (as long as such event has not occurred with respect to David Gruber) that adversely affects Mezzanine Borrower's or such Guarantors' ability to perform its obligations under the Mezzanine Loan Documents, unless such judgment is paid in full within thirty (30) days after the date of such judgment; or

               (xvii) if Mezzanine Borrower, Property Owner, any of their respective general partners or Guarantor or any other Person shall fail to perform any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Mezzanine Note, or the other Mezzanine Loan Documents, not otherwise referred to in this Section 7.1, for twenty (20) Business Days after written notice to Mezzanine Borrower from Mezzanine Lender or its successors or assigns; provided that if such default cannot reasonably be cured within such twenty (20) Business Day period and Mezzanine Borrower shall have commenced to cure such default within such five day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) day period shall be extended for so long as it shall require Mezzanine Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety
(90) days or shall extend beyond the date upon which such default causes an Event of Default to occur under the Mortgage Loan Documents.

          Section 7.2. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Mezzanine Lender against Mezzanine Borrower or its Affiliates under this Agreement, the Mezzanine Note, or any of the other Mezzanine Loan Documents, or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, and any other amounts owing by Mezzanine Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Mezzanine Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Mezzanine Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, and any other amounts owing by Mezzanine Borrower shall be accelerated and immediately due and payable, without any election by Mezzanine Lender upon the occurrence of an Event of Default described in Section 7.1(viii) or Section 7.1(ix). Following acceleration of the Mezzanine Loan by Mezzanine Lender in response to an Event of Default, Mezzanine Borrower shall not have the right to cure such Event of Default.

          Section 7.3. REMEDIES CUMULATIVE. The rights, powers and remedies of Mezzanine Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower or Guarantor or pursuant to this Agreement or the other Mezzanine Loan Documents executed by or with respect to Mezzanine Borrower, or existing at law or in equity or otherwise. Mezzanine Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender's discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Mezzanine Lender's rights with respect to the Collateral shall continue unimpaired, and Mezzanine Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Mezzanine Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder.

          Section 7.4. MEZZANINE LENDER'S RIGHT TO PERFORM. If Mezzanine Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of ten (10) Business Days after Mezzanine Borrower's receipt of written notice thereof from Mezzanine Lender, without in any way limiting Section 7.1 hereof, Mezzanine Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the expenses of Mezzanine Lender incurred in connection therewith shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand. Notwithstanding the foregoing, Mezzanine Lender shall have no obligation to send notice to Mezzanine Borrower of any such failure.

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                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1. SURVIVAL. Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Mezzanine Borrower to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the respective successors and assigns of Mezzanine Lender. Nothing in this Agreement or in any other Mezzanine Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Mezzanine Note, and the other Mezzanine Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 8.2. MEZZANINE LENDER'S DISCRETION. Whenever pursuant to this Agreement or any other Mezzanine Loan Document, Mezzanine Lender exercises any right, option or election given to Mezzanine Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Mezzanine Lender or is to be in Mezzanine Lender's discretion, the decision of Mezzanine Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Mezzanine Lender in Mezzanine Lender's discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Mezzanine Lender.

          Section 8.3. GOVERNING LAW. 1. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and intended to be performed in such State, without giving effect to principles of conflicts of laws, and any applicable law of the United States of America. To the fullest extent permitted by law, Mezzanine Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Mezzanine Note, and this Agreement and the Mezzanine Note shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without giving effect to principles of conflicts of laws.

          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW JERSEY OR IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED, AND MEZZANINE BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MEZZANINE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER

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DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY, WHOSE ADDRESS
IS 820 BEAR TAVERN ROAD, WEST TRENTON, NEW JERSEY 08628, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY MEZZANINE BORROWER FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO MEZZANINE BORROWER AT 2001 ROSS AVENUE, SUITE 3160, DALLAS, TEXAS 75201, ATTENTION: DAVID GRUBER AND A COPY TO MEZZANINE BORROWER AT 14755 PRESTON ROAD, DALLAS, TEXAS 75254, ATTENTION:
STEVEN H. LEVIN AND WRITTEN NOTICE OF SAID SERVICE OF MEZZANINE BORROWER MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MEZZANINE BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER (I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER,
(II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 8.4. MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, or consent to any departure by Mezzanine Borrower or any of its Affiliates therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 8.5. DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note, or of any other Mezzanine Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Mezzanine Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

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          Section 8.6.   NOTICES. All notices, consents, approvals and requests
required or permitted hereunder or under any other Mezzanine Loan Document shall be given in writing and shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Mezzanine Borrower:              2001 Ross Avenue
                                       Suite 3160
                                       Dallas, Texas 75201
                                       Attn:  David Gruber

and:                                   14755 Preston Road
                                       Dallas, Texas 75254
                                       Attn:  Steven H. Levin

With a copy to:                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       1700 Pacific Avenue
                                       Suite 4100
                                       Dallas, Texas 75201

If to Mezzanine Lender:                Mack-Cali Property Trust
                                       11 Commerce Drive
                                       Cranford, NJ 07016
                                       Attn:  General Counsel

With a copy to:                        Paul, Hastings, Janofsky & Walker LLP
                                       75 East 55th Street
                                       New York, New York  10022
                                       Attention:  Steven Koch, Esq.

or addressed as such party may from time to time designate by written notice to the other parties. If a party refuses delivery, such party shall be deemed to have received notice on the date of attempted delivery, as evidenced by courier's or post office proof of attempted delivery.

          Section 8.7. TRIAL BY JURY. MEZZANINE BORROWER AND MEZZANINE LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE MEZZANINE NOTE OR THE OTHER MEZZANINE LOAN DOCUMENTS.

          Section 8.8. HEADINGS. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.9. ASSIGNMENT. Mezzanine Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Mezzanine Loan Documents and the obligations hereunder or thereunder to any Person and to sell or otherwise transfer participation interests in all or any portion of the Mezzanine Loan evidenced hereby. Mezzanine Borrower, Property Owner and Guarantor shall cooperate with Mezzanine Lender in the making of such assignments and transfers.

          Section 8.10. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.11. PREFERENCES. Mezzanine Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Mezzanine Borrower to any portion of the obligations of Mezzanine Borrower hereunder. To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender for Mezzanine Borrower's benefit, which payment or receipt of proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

          Section 8.12. WAIVER OF NOTICE. Neither Mezzanine Borrower nor any of its Affiliates shall be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Mezzanine Loan Documents specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower or an Affiliate thereof and except with respect to matters for which Mezzanine Borrower and any applicable Affiliate are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Mezzanine Loan Documents does not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

          Section 8.13. REMEDIES OF MEZZANINE BORROWER. In the event that a claim or adjudication is made that Mezzanine Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Mezzanine Note, or the other Mezzanine Loan Documents, Mezzanine Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, then in such event Mezzanine Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.

          Section 8.14. FULL RECOURSE. The Mezzanine Loan and Mezzanine Borrower's obligations thereunder and with respect thereto shall be fully recourse to Mezzanine Borrower.

          Section 8.15.  LIMITED RECOURSE; ADDITIONAL INDEMNITY OBLIGATION.

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

          (a) The Obligations of Mezzanine Borrower pursuant to the Mezzanine Loan Documents shall constitute general obligations of Mezzanine Borrower. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any other Mezzanine Loan Documents, except as provided otherwise in this Section 8.15, no direct or indirect partner, member, shareholder, principal, Affiliate, employee, officer, director, agent or representative of Mezzanine Borrower (each, a "RELATED PARTY") shall have any personal liability for (a) the payment of any sum of money which is or may become payable hereunder or under the Mezzanine Note or any other Mezzanine Loan Documents, including, without limitation, the repayment of the Indebtedness, or (b) the performance or discharge of any covenants, obligations or undertakings of Mezzanine Borrower hereunder or under any Mezzanine Loan Document, and no monetary or deficiency judgment shall be sought or enforced against any Related Party with respect thereto, except that Mezzanine Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding against any Related Party to enable Mezzanine Lender to enforce and realize upon its interests in the Collateral; provided, however, that except as specifically provided herein any judgment in any such action or proceeding shall be enforceable against the Related Parties only to the extent of Mezzanine Borrower's interest in the Property and the Collateral, and Mezzanine Lender agrees that it shall not sue for, seek or demand any deficiency against any Related Party in any such action or proceeding under, or by reason of, or in connection with this Agreement, the Mezzanine Note, or any other Mezzanine Loan Document. The provisions of this Section 8.15 shall not, however, (i) impair the validity of the obligations of Mezzanine Borrower or in any way affect or impair any Lien or the right of Mezzanine Lender to enforce any and all rights and remedies under and by virtue of the Mezzanine Note, this Agreement, or any other Mezzanine Loan Document including, without limitation, naming Mezzanine Borrower as a party defendant in any action, or limit Mezzanine Lender from pursuing or seeking to enforce the rights of Mezzanine Lender against any third parties, including the Guarantor or any other guarantor, indemnitor or surety under the Recourse Guaranty or any other guaranty or indemnity delivered in connection with this Agreement, the Mezzanine Note, or otherwise in connection with the Mezzanine Loan, (ii) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents, (iii) impair the enforcement of the (a) security interests in respect of the Accounts, or (b) security interests and rights and remedies of Mezzanine Lender described in the Equity Pledge Agreement against the pledgors thereunder, or (iv) constitute a waiver of any right that Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Mezzanine Loan or to require that all Collateral shall continue to secure all of the Mezzanine Loan owing to Mezzanine Lender.

          (b) In addition to the obligations of Mezzanine Borrower to pay the Indebtedness, Mezzanine Borrower and Guarantor shall be fully and personally, jointly and severally, liable for any liabilities, costs, losses (including, without limitation, any reduction in value of the Property or any other Collateral or the loss of any such Collateral or Mezzanine Lender's security interest therein), damages, expenses (including, without limitation, reasonable attorneys' fees and costs, and court costs, if any), or claims (such liabilities, costs, losses, damages, expenses and claims, collectively, the "RECOURSE OBLIGATIONS") suffered or incurred by Mezzanine Lender (or any Indemnified Party) by reason of or in connection with (i) fraud, material misrepresentations and waste; or (ii) any rents, issues or profits being collected by or on behalf of Property Owner more than one (1) month in advance of their due dates; or (iii) any

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misapplication of rents, issues or profits, security deposits and any other payments from tenants or occupants (including, without limitation, lease termination fees), insurance proceeds, condemnation awards, or other sums of a similar nature or any failure to pay to Mezzanine Lender Net Liquidation Proceeds or Excess Net Operating Cash Flow as required under this Agreement; or
(iv) personality or fixtures removed or allowed to be removed by or on behalf of Property Owner and not replaced by items of equal or greater value or functionality than the personalty or fixtures so removed; or (v) failure to pay taxes, assessments or ground rents prior to delinquency and arising prior to a foreclosure or deed-in-lieu of foreclosure, or to pay charges for labor, materials or other charges incurred by Property Owner or its agents which can create liens on any portion of the Property or the Collateral and any sums expended by Mezzanine Lender in the performance of or compliance with the obligations of Mezzanine Borrower under the Mezzanine Loan Documents, including, without limitation, sums expended to pay taxes or assessments or hazard insurance premiums or bills for utilities or other services or products for the benefit of the Property and arising prior to a foreclosure or an assignment in-lieu of foreclosure; or (vi) the unauthorized sale, conveyance or Transfer of the Property (except that entry into Leases for occupancy of space in the Improvements shall not constitute Transfers for the purposes of this Section 8.15(b)) or the Collateral or encumbrance of the Property or the Collateral; or
(vii) the failure of Property Owner or Mezzanine Borrower or any of their respective general partners to maintain its status as a single purpose, bankruptcy-remote entity pursuant to its organizational documents, the Mortgage Loan Documents or the Mezzanine Loan Documents, as the case may be; or (viii) Mezzanine Borrower or Property Owner or any of their respective general partners filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; or (ix) Mezzanine Borrower or Property Owner or any of their respective general partners filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it or against Mezzanine Borrower or Property Owner or any Related Party, or any of them, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; or (x) any Related Party controlled, directly or indirectly, by Mezzanine Borrower, Guarantor or Property Owner or by any Affiliate which controls, directly or indirectly, Mezzanine Borrower, Guarantor or Property Owner consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee or examiner for Mezzanine Borrower or Property Owner or any of their respective general partners or any portion of the Collateral (unless such action is at the request of Mezzanine Lender or Mortgage Lender); or (xi) Mezzanine Borrower or Property Owner or any of their respective general partners making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (xii) reasonable attorneys' fees and costs, court costs and other expenses incurred by Mezzanine Lender in connection with enforcement of Mezzanine Borrower's or any Guarantor's personal liability as set forth herein; or (xiii) failure to obtain within 30 days following the Closing, and thereafter to maintain the environmental insurance policy contemplated by the commitment letter, dated March 14, 2002 among Mezzanine Lender, Centennial Acquisition Company and Ashwood American Properties, Inc., or pay the premiums as due thereon.

          (c) Notwithstanding the provisions of Section 8.15(b) or the Recourse Guaranty to the contrary, in the event that any Guarantor does not vote for, approve or otherwise acquiesce in or join in any of the actions set forth in
Section 8.15(b)(viii) through and including

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(xi), as finally determined by a court of competent jurisdiction, then as to such Guarantor the Recourse Obligations shall not include such actions.

          Section 8.16. EXHIBITS INCORPORATED. The information set forth on the cover, heading and recitals hereof, and the Exhibits and Schedules attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 8.17. OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Mezzanine Lender's interest in and to this Agreement, the Mezzanine Note, and the other Mezzanine Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Mezzanine Loan, this Agreement, the Mezzanine Note, and the other Mezzanine Loan Documents which Mezzanine Borrower or any of its Affiliates may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower or any of its Affiliates in any action or proceeding brought by any such assignee upon this Agreement, the Mezzanine Note, and other Mezzanine Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower, Guarantor and Property Owner.

          Section 8.18. NO JOINT VENTURE OR PARTNERSHIP. Mezzanine Borrower and Mezzanine Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender.

          Section 8.19. WAIVER OF MARSHALLING OF ASSETS DEFENSE. To the fullest extent that Mezzanine Borrower may legally do so, Mezzanine Borrower waives all rights to a marshalling of the assets of Mezzanine Borrower, and others with interests in Mezzanine Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Mezzanine Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of Mezzanine Lender to the payment of the Indebtedness in preference to every other claimant whatsoever.

          Section 8.20. WAIVER OF COUNTERCLAIM. Each of Mezzanine Borrower and Property Owner hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Mezzanine Borrower or Property Owner by Mezzanine Lender or Mezzanine Lender's agents. The provisions hereof shall not be deemed to constitute a waiver of the right to bring any such counterclaim in a separate, unrelated proceeding, which proceeding shall comply with this Agreement.

          Section 8.21. CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and the provisions of the Mezzanine Note, or any of the other Mezzanine Loan Documents, the provisions of this Agreement shall prevail. The

                                       54
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parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Mezzanine Loan Documents and that the Mezzanine Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 8.22. BROKERS AND FINANCIAL ADVISORS. Mezzanine Borrower and Mezzanine Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Insignia ("BROKER"). Mezzanine Borrower hereby agrees to indemnify and hold Mezzanine Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person other than Broker, that such Person acted on behalf of Mezzanine Borrower in connection with the transactions contemplated herein. Mezzanine Lender hereby agrees to indemnify and hold Mezzanine Borrower harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person other than Broker, that such Person acted on behalf of Mezzanine Lender in connection with the transactions contemplated herein. Mezzanine Borrower agrees to pay Broker any commission or fee payable to Broker in connection with the transactions contemplated by this Agreement pursuant to separate agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

          Section 8.23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 8.24. PAYMENT OF EXPENSES. Mezzanine Borrower shall pay all reasonable out-of-pocket fees, costs, expenses, and disbursements of Mezzanine Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Mezzanine Loan Documents requested by Mezzanine Borrower, and (ii) the preservation of rights under and enforcement of the Mezzanine Loan Documents and the documents and instruments referred to therein, including, any restructuring or rescheduling of the Indebtedness.

          Section 8.25. BANKRUPTCY WAIVER. Each of Mezzanine Borrower and Property Owner hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Mezzanine Borrower or Property Owner or any of their respective general partners (i) files with any bankruptcy court of competent jurisdiction or is the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other

                                       55
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relief for debtors, the automatic stay provided by the Federal Bankruptcy Code and any other such statute shall be modified and annulled as to Mezzanine Lender, so as to permit Mezzanine Lender to exercise any and all of its rights and remedies, upon request of Mezzanine Lender made on notice to Mezzanine Borrower or Property Owner and any other party in interest but without the need of further proof or hearing. Neither Mezzanine Borrower nor Property Owner nor any other Affiliate of Mezzanine Borrower shall contest the enforceability of this Section.

          Section 8.26. ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto and the other Mezzanine Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Mezzanine Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

          Section 8.27. DISSEMINATION OF INFORMATION. If Mezzanine Lender determines at any time to sell, transfer or assign the Mezzanine Note, this Mezzanine Loan Agreement and any other Mezzanine Loan Document and any or all servicing rights with respect thereto, or to grant participations therein, Mezzanine Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "INVESTOR") and each prospective Investor, all documents and information which Mezzanine Lender now has or may hereafter acquire relating to the Mezzanine Loan, Mezzanine Borrower, Property Owner, any of their respective general partners, any guarantor, any indemnitor and the Property, which shall have been furnished by or on behalf of Mezzanine Borrower, Property Owner, any of their respective general partners, any guarantor, any indemnitor, or any party to any Mezzanine Loan Document, or otherwise furnished in connection with the Mezzanine Loan, as Mezzanine Lender in its discretion determines to be necessary or desirable.

          Section 8.28. LIMITATION OF INTEREST. It is the intention of Mezzanine Borrower and Mezzanine Lender to conform strictly to applicable laws governing the maximum rate of interest and other charges payable, including without limitation usury laws. Accordingly, if the transactions contemplated hereby would violate any such applicable law, then, in that event, notwithstanding anything to the contrary in any Mezzanine Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Mezzanine Loan Document or otherwise in connection with the Mezzanine Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Mezzanine Lender (or if the Mezzanine Loan shall have been paid in full, refunded to Mezzanine Borrower); and (ii) in the event that maturity of the Mezzanine Loan is accelerated by reason of an election by Mezzanine Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Mezzanine Loan Documents or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Mezzanine Loan and any other amounts not constituting interest shall have been paid in full, refunded to Mezzanine Borrower.)

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

          In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Mezzanine Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Mezzanine Loan so that the interest rate is uniform throughout the entire term of the Mezzanine Loan; provided, that if the Mezzanine Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Mezzanine Lender shall refund to Mezzanine Borrower the amount of such excess, and in such event, Mezzanine Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

          Section 8.29. INDEMNIFICATION. In addition to any other indemnifications provided for herein or in the other Mezzanine Loan Documents, Mezzanine Borrower shall protect, defend, indemnify and hold harmless Mezzanine Lender and each of its Affiliates and their respective successors and assigns (including their respective trustees, officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Mezzanine Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Mezzanine Lender, an "INDEMNIFIED PARTY") from and against all liabilities, obligations, claims, and, damages, penalties, causes of action, losses, fines, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) imposed upon or incurred by or asserted against any Indemnified Party (other than by reason of such Indemnified Party's default under the Mezzanine Loan Documents or gross negligence or willful misconduct, as determined to have occurred pursuant to the final nonappealable decision of a court of competent jurisdiction) by reason of (i) ownership or holding of this Agreement, the other Mezzanine Loan Documents, the Property or any of them or any interest therein or any other Collateral, including any funds deposited with Mezzanine Lender, (ii) receipt and application of any Receipts or an Indemnified Party's payment or non-payment of costs and expenses of operating the Property,
(iii) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (iv) any design, construction, alteration, operation, maintenance, use, nonuse or condition of the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways,
(v) any failure on the part of Mezzanine Borrower or any of its Affiliates, including Property Owner, to perform or comply with any of the terms of this Agreement or any other Mezzanine Loan Document, (vi) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (vii) any failure of the Property to comply with any Legal Requirements, (viii) the presence in, at or under the Property of any Hazardous Substances, or any release or discharge on or from the Property of any Hazardous Substances, or any release or discharge on or from the Property of any Hazardous Substances, occurring on or after the Closing Date, (ix) any representation or warranty made in the Mezzanine Note, this Agreement or any of the other Mezzanine Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made, (x) except to the extent any such claims are made solely as a result of any dealings between Mezzanine Lender and any broker, finder or similar person claiming to be entitled to a

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commission in connection with the Mezzanine Loan, and with whom Mezzanine
Borrower has had no dealings in connection with the Mezzanine Loan, any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other action involving the Property or any part thereof, (xi) the claims of any Tenant of any portion of the Property or any person acting through or out of any Tenant or otherwise arising out of or as a consequence of any Lease or occupancy right, (xii) any claim by Mezzanine Borrower or any Affiliate of Mezzanine Borrower that the relationship of Mezzanine Lender and Mezzanine Borrower is other than that of lender and borrower, or (xiii) the execution and delivery of this Agreement and the other Mezzanine Loan Documents, the transactions contemplated hereby or thereby and the performance of the parties hereto of their respective obligations hereunder or thereunder. Any amounts payable to any Indemnified Party by reason of the application of this Section 8.29 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The indemnifications set forth in this Section 8.29 shall not be applicable to the extent (1) occasioned, arising and caused as the result of the negligence or willful misconduct of Mezzanine Lender, its nominee or wholly owned subsidiary or their respective employees or agents and irrespective of whether occurring prior to or subsequent to the date upon which Mezzanine Lender, its nominee or wholly owned subsidiary acquires possession of any interest in the Property by foreclosure, a sale of the Collateral, or any of them, acceptance of a deed or assignment in lieu of foreclosure or sale or otherwise, as determined to have occurred pursuant to the final nonappealable decision of a court of competent jurisdiction or (2) as to matters specific and relating solely to the Property, occasioned, arising and caused as the result of any act of any Person (other than an act of Mezzanine Borrower or any of its Affiliates, or an act of any Governmental Authority, including, without limitation, any change in any applicable law) and occurring subsequent to the earlier to occur of (A) the date of payment and performance in full of the Indebtedness and (B) the date upon which Mezzanine Lender, its nominee or wholly owned subsidiary acquires ownership of the Collateral by foreclosure, a sale of the Collateral, acceptance of a deed or assignment in lieu of foreclosure or sale or otherwise of the Collateral or (3) as to matters (other than environmental matters) specific and relating solely to the Property, occasioned, arising and caused as the result of any act of any Person and occurring prior to the date hereof. The obligations and liabilities of Mezzanine Borrower under this Section 8.29 shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Mezzanine Lender of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Collateral by foreclosure or a conveyance in lieu of foreclosure, or otherwise.

          In case any claim, action or proceeding (a "CLAIM") is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified party pursuant to this Section 8.29, such Indemnified Party shall give notice thereof to Mezzanine Borrower; provided, however, that the failure of such Indemnified Party to so notify Mezzanine Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this
Section 8.29 hereof, except to the extent such delay shall materially and adversely prejudice Mezzanine Borrower's defense of such Claim. Upon receipt of such notice of Claim, Mezzanine Borrower shall, at its sole cost and expense, diligently defend any such Claim with counsel reasonably satisfactory to such Indemnified Party. In the alternative, the Indemnified Parties may elect to conduct their own defense through counsel of their own choosing (which will be a single counsel, unless the interests of the Indemnified Parties are potentially adverse, as determined in the reasonable discretion of the Indemnified Parties), and at the expense of

Mezzanine Borrower, if (i) the Indemnified Parties reasonably determine that the conduct of its defense by Mezzanine Borrower presents a conflict or potential conflict between Mezzanine Borrower and an Indemnified Party that would make separate representation advisable or otherwise could be prejudicial to its interests, (ii) Mezzanine Borrower refuses to defend or (iii) Mezzanine Borrower shall have failed, in Mezzanine Lender's reasonable judgment, to diligently defend the Claim. Mezzanine Borrower may settle any Claim against Indemnified Parties without such Indemnified Parties' consent, provided that (x) such settlement is without any liability, cost or expense whatsoever to such Indemnified Parties, (y) the settlement does not include or require any admission of liability or culpability by such Indemnified Parties under any Legal Requirement, whether criminal or civil in nature, and (z) Mezzanine Borrower obtains an effective written release of liability for such Indemnified Parties from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Parties, and a dismissal with prejudice with respect to all Claims made by the party with whom such settlement is being made, with respect to any pending legal action against such Indemnified Parties in connection with such Claim. If the Indemnified Parties are conducting their own defense as provided above, Mezzanine Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Parties, and such Indemnified Parties shall not be required to obtain Mezzanine Borrower's consent to any such settlement. Nothing contained herein shall be construed as requiring any Indemnified Parties to expend funds or incur costs to defend any Claim in connection with the matters for which such Indemnified Parties are entitled to indemnification pursuant to this Section
8.29 hereof.

          Section 8.30. MEZZANINE BORROWER ACKNOWLEDGMENTS. Mezzanine Borrower hereby acknowledges to and agrees with Mezzanine Lender that (i) the scope of Mezzanine Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or its Affiliates and (ii) Mezzanine Borrower has been represented by competent legal counsel and Mezzanine Borrower has consulted with such counsel prior to executing this Mezzanine Loan Agreement and of the other Mezzanine Loan Documents.

          Section 8.31. PUBLICITY. Mezzanine Lender shall have the right to issue press releases, advertisements and other promotional materials describing Mezzanine Lender's participation in the origination of the Mezzanine Loan.

          Section 8.32. RIGHT TO EXERCISE REMEDIES. Without limitation to any other right or remedy provided to Mezzanine Lender in this Agreement or any of the other Mezzanine Loan Documents, Mezzanine Borrower acknowledges and agrees that, to the full extent permitted under applicable law, upon the occurrence and during the continuance of an Event of Default (i) Mezzanine Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Mezzanine Lender, in its sole and absolute discretion, shall determine from time to time,
(ii) Mezzanine Lender is not required to either marshal assets, sell Collateral in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Mezzanine Lender of any remedies against any Collateral will not impede Mezzanine Lender from subsequently or simultaneously exercising remedies against any other Collateral,
(iv) all Liens and other rights, remedies and privileges provided to Mezzanine Lender in this Agreement

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

and in the other Mezzanine Loan Documents or otherwise shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon and (v) all Collateral shall be security for the performance of all of Mezzanine Borrower's obligations hereunder.

          Section 8.33. RELEASE. Upon full payment and satisfaction of all of the obligations under the Mezzanine Loan Documents, Mezzanine Lender shall execute such releases and reconveyances as are customary to release and reconvey the Collateral which secures the Mezzanine Loan. Mezzanine Lender shall refund to Mezzanine Borrower the amount of such excess, and in such event, Mezzanine Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

          Section 8.34. JOINT AND SEVERAL LIABILITY. The obligations of Mezzanine Borrower under this Agreement are the joint and several obligations of each of them.

          Section 8.35. DISPUTES. In the event that compliance by Mezzanine Borrower or Property Owner with the provisions of consents or approvals from the Mezzanine Lender would cause an "Event of Default" (as such term is defined in the Mortgage Loan Documents) to occur, after the giving of notice or passage of any grace periods provided for in the Mortgage Loan Documents, Mezzanine Borrower shall so notify Mezzanine Lender in writing, and Mezzanine Borrower shall not be in default hereunder by reason of its failure to comply with such consent or approval of Mezzanine Lender. Mezzanine Lender reserves the right to modify any such consent or approval to prevent the occurrence of an "Event of Default" under the Mortgage Loan Documents, in which case failure to comply with such modified consent or approval shall not be excused hereby.

          Section 8.36.  - END OF TEXT - SIGNATURE PAGES FOLLOW -

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          IN WITNESS WHEREOF, the parties hereto have caused this Mezzanine Loan
Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                       MEZZANINE LENDER:

                                       MACK-CALI PROPERTY TRUST

                                       By: /s/ Roger W. Thomas
                                          --------------------------------------
                                           Name:  Roger W. Thomas
                                           Title: Executive Vice President &
                                                  General Counsel


                                       MEZZANINE BORROWER:

                                       NUSSBAUM CENTENNIAL PARTNERS, L.P.,
                                       a Texas limited partnership

                                       By: NUSSBAUM CENTENNIAL, L.L.C., a Texas
                                           limited liability company


                                             By: /s/ Steven H. Levin
                                                 -------------------------------
                                                 Name:  Steven H. Levin
                                                 Title: Manager


                                       ASHWOOD AMERICAN PARTNERS MC DALLAS,
                                       L.P., a Texas limited partnership

                                       By: A/A INVESTORS-MC DALLAS, LLC, a Texas
                                           limited liability company


                                             By: /s/ David S. Gruber
                                                 -------------------------------
                                                 Name:  David S. Gruber
                                                 Title: Manager

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

Property Owner is executing this Agreement to join in and consent to the following provisions: Sections 5.3.1, 5.4, 8.9, 8.17, 8.20, 8.25 and 8.27.


                                       PROPERTY OWNER:


                                       BROOKVIEW PARTNERS, L.P., a Texas limited partnership


                                       By: BROOKVIEW ASSOCIATES, L.L.C.


                                             By: /s/ Steven H. Levin
                                                 -------------------------------
                                                 Name:  Steven H. Levin
                                                 Title:

The undersigened general partner of Property Owner (1) acknowledges that it presently is entitled to receive an asset management fee ("ASSET MANAGEMENT FEE") of up to 4 1/2% of the gross income of the Property, from which it will pay the fees due to the Manager under the Management Agreement, and (2) agrees that upon the occurrence and during the continuation of an Event of Default, payment of the Asset Management Fee shall immediately cease and the undersigned general partner shall no longer be entitled to receive the Asset Management Fee or any previously accrued but unpaid amounts thereof.

                                       BROOKVIEW ASSOCIATES, L.L.C., a Texas
                                       limited liability company


                                       By: /s/ Steven H. Levin
                                           ---------------------------------

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